Exhibit 4.2

TRUST DEED CONSTITUTING THE SASOL KHANYISA EMPLOYEE SHARE OWNERSHIP PLAN entered into between SASOL SOUTH AFRICA LIMITED Registration Number: 1968/013914/06 ("Co-Founder") and SASOL LIMITED Registration Number: 1979/003231/06 ("Co-Founder") and YVONNE MALEKHOTLA MOTSISI Identity Number: 6308280958084 (the "First Trustee") and NAEEM ADAM Identity Number: 7604155021084 (the "First Trustee") w Poswa incorporated Attorneys • Nolaries • COnveyancers

(i)

## TABLE OF CONTENTS

PART A – INTRODUCTION AND INTERPRETATION ........ 1

1. INTERPRETATION AND DEFINITIONS ........ 1

2. ESTABLISHMENT AND PURPOSE OF THE TRUST ........ 17

PART B – THE KHANYISA TIER 1 PLAN ........ 19

3. PARTICIPATION BY KHANYISA TIER 1 PARTICIPANTS ........ 19

4. FUNDING OF THE KHANYISA TIER 1 PLAN ........ 20

6. VESTED RIGHTS OF THE KHANYISA TIER 1 PARTICIPANTS ........ 20

7. DISTRIBUTIONS TO KHANYISA TIER 1 PARTICIPANTS ........ 22

8. RESTRICTIVE COVENANTS: KHANYISA TIER 1 PLAN ........ 22

9. CESSATION OF EMPLOYMENT, FORFEITURE AND REALLOCATION AS REGARDS KHANYISA TIER 1 PARTICIPANTS ........ 23

10. TRANSFER OF ENTITLEMENT ASSETS TO KHANYISA TIER 1 PARTICIPANTS 25

11. TERMINATION OF THE KHANYISA TIER 1 PLAN ........ 26

12. CORPORATE ACTION AS REGARDS THE KHANYISA TIER 1 PLAN ........ 27

PART C – THE KHANYISA TIER 2 PLAN ........ 29

13. PARTICIPATION BY KHANYISA TIER 2 PARTICIPANTS ........ 29

14. SUBSCRIPTION FOR SSA KHANYISA SHARES ........ 30

15. VESTED RIGHTS OF THE KHANYISA TIER 2 PARTICIPANTS ........ 31

16. DISTRIBUTIONS IN RELATION TO KHANYISA TIER 2 PARTICIPANTS ........ 34

17. RESTRICTIVE COVENANTS: KHANYISA TIER 2 PLAN ........ 35

18. REPURCHASE AND DISTRIBUTION OF SSA KHANYISA SHARES ........ 35

19. CESSATION OF EMPLOYMENT, FORFEITURE AND REALLOCATION AS REGARDS KHANYISA TIER 2 PARTICIPANTS ........ 45

20. TRANSFER OF ENTITLEMENT ASSETS TO KHANYISA TIER 2 PARTICIPANTS 49

21. CORPORATE ACTION AS REGARDS THE KHANYISA TIER 2 PLAN ........ 51

22. DISTRIBUTION TO THE RESIDUAL BENEFICIARY/IES ........ 54

PART D – GENERAL PROVISIONS APPLICABLE TO THE TRUST ........ 54

23. FURTHER FUNDING OF THE TRUST BY THE COMPANY ........ 54

VDK

(ii) 24. TRUSTEES................................................................................................................54 25. PROCEEDINGS OF TRUSTEES............................................................................... 59 26. POWERS OF TRUSTEES ......................................................................................... 60 27. DUTIES OF TRUSTEES............................................................................................ 62 28. PRIVILEGES OF THE TRUSTEES............................................................................ 63 29. RESTRICTIVE COVENANTS PERTAINING TO THE TRUST................................... 64 30. BOOKS OF ACCOUNT AND AUDITORS ................................................................. 64 31. DAY-TO-DAY ADMINISTRATION AND COSTS AND EXPENSES OF THE TRUST 65 32. INVESTMENT OF CASH........................................................................................... 66 33. MEETINGS OF BENEFICIARIES .............................................................................. 66 34. ENTITLEMENT OF BENEFICIARIES TO REQUISITION MEETINGS ...................... 67 35. VOTING OF PLAN ASSETS .....................................................................................68 36. CORPORATE ACTION AS REGARDS THE TRUST GENERALLY .........................69 37. CONSOLIDATIONS, SUBDIVISIONS AND ADJUSTMENT OF SHARES ................ 71 38. GENERAL PROVISION APPLICABLE TO THE SALE OF ENTITLEMENT ASSETS71 39. DISCLOSURE IN ANNUAL FINANCIAL STATEMENTS .......................................... 72 40. MEDIATION............................................................................................................... 72 41. ARBITRATION .......................................................................................................... 73 42. DOMICILIUM CITANDIET EXECUTANDI ................................................................79 43. TERMINATION.......................................................................................................... 80 44. CHANGES TO THE BEE STANDARDS ................................................................... 81 45. AMENDMENTS TO THE DEED ................................................................................ 82 SCHEDULE 1-REPURCHASE FORMULA ........................................................................1

Page 1 PART A -INTRODUCTION AND INTERPRETATION 1. INTERPRETATION AND DEFINITIONS 1.1. The headings of the clauses in this Trust Deed are for the purpose of convenience and reference only and shall not be used in the interpretation of nor modify nor amplify the terms of this Trust Deed nor any clause hereof. Unless a contrary intention clearly appears: 1.2. words importing: 1.2.1. any one gender include the other two genders; 1.2.2. the singular include the plural and vice versa; and 1.2.3. natural persons include created entities (corporate or unincorporate) and the state and vice versa; 1.3. the following terms shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings, namely: 1.3.1. "Administrator" means, from time to time, either: 1.3.1.1. a person independent of Sasol; or 1.3.1.2. a group of employees of the Company ring-fenced from the functions of the human resources department, who will have sufficient operational capacity and be suitably qualified and experienced to administer the day-to-day affairs of the Trust, including operating from a premises that satisfies the necessary requirements for operating a business; 1.3.2. "Allocated SSA Khanyisa Shares" means those SSA Khanyisa Shares as are as defined in clause 13.4; 1.3.3. "Auditors" means the auditors of the Trust from time to time, it being recorded that initially, the auditors shall be PricewaterhouseCoopers Inc; 1.3.4. "Automatic Repurchase" means the automatic repurchase by the Company from the Trust of the Automatic Repurchase Shares (subject to compliance by the Company with any applicable laws, including solvency and liquidity);

Page 2 1.3.5. "Automatic Repurchase Shares" means that number of SSA Khanyisa Shares as is determined in terms of the Repurchase Formula; 1.3.6. "Automatic Share Exchange" means, subject to clause 18.2.1, the automatic exchange of SOLBE1 Shares to be issued by Sasol, either as selected by Sasol in its sole discretion, to: 1.3.6.1. the Trustees, for all of their remaining SSA Khanyisa Shares; or alternatively 1.3.6.2. each Khanyisa Tier 2 Participant in whose name his/her share of the SSA Khanyisa Shares have been transferred by the Trustees, for all his/her SSA Khanyisa Shares; 1.3.7. "Bargaining Council" means a bargaining council established in terms of the LRA; 1.3.8. "B-BBEE" means broad-based black economic empowerment as defined in the 8-BBEE Act and the Codes; 1.3.9. "B-BBEE Act" means the Broad-Based Black Economic Empowerment Act, 53 of 2003 as amended by the Broad-Based Black Economic Empowerment Act, 46 of 2013, and any regulations or codes of good practice promulgated thereunder (including the Codes) as they may exist from time to time; 1.3.10. "BEE Standards" means each and all of (a) the B-BBEE Act, (b) the Codes, (c) any Charter and (d) any other law, codes or license condition applicable to the Company and/or Sasol (or relevant parts thereof) pursuant to which the ownership and/or control and/or economic or other interest of Black People is measured or a requirement relating to Black People (or B-BBEE) is imposed, or the rights, interests and/or obligations of an entity are affected thereby directly; each as enacted, amended, interpreted and applied from time to time; 1.3.11. "Beneficiaries" means collectively, Khanyisa Tier 1 Participants and Khanyisa Tier 2 Participants who do not cease to be Beneficiaries in accordance with the provisions of this Trust Deed, or in respect of those who die, their replacements contemplated in clauses 9.1 or 19.1, as the case may be, and "Beneficiary" shall, as the context dictates, mean any one of them;

Page3 1.3.12. "Black Groups" means each company and other entity which qualifies as Black for purposes of the ownership criteria as contemplated in the 8-BBEE Act; 1.3.13. "Black People" or "Black Person/s" has the meaning ascribed to it under the 8-BBEE Act, being Africans, Coloureds and Indians, and who are natural persons and who are South African citizens by (i) birth or descent or (ii) naturalisation occurring (a) before 27 April 1994, or (b) on or after 27 April 1994 and who would have been entitled to acquire citizenship by naturalisation prior to that date, and "Black'' shall be construed accordingly; 1.3.14. "Board" means the board of directors of the Company, acting either as such or through any committee or person, to which or whom the board of directors has delegated authority for the purposes of the Plan; 1.3.15. "Business Day" means any day on which banks are generally open for business in the Republic of South Africa, except a Saturday, Sunday or official public holiday in the Republic of South Africa; 1.3.16. "Capitalisation Shares" means the Elective Capitalisation Shares or Non Elective Capitalisation Shares, as the context dictates; 1.3.17. "CCMA" means the Commission for Conciliation, Mediation and Arbitration established in terms of the LRA; 1.3.18. "Charter" means any transformation charters issued under sections 9 and/or 12 of the B-BBEE Act or other charter of general application to the Company and/or Sasol (or relevant parts thereof); 1.3.19. "Codes" mean the Codes of Good Practice on Broad-Based Black Economic Empowerment promulgated as regulations in terms of the B-BBEE Act; 1.3.20. "Companies Act" means the Companies Act, 71 of 2008; 1.3.21. "Company" means Sasol South Africa Limited, a public limited liability company with registration number: 1968/013914/06, duly incorporated in accordance with the laws of the Republic of South Africa; 1.3.22. "Consideration Assets" means those assets, other than cash, offered as consideration by an Offeror as contemplated in clauses 12 or 21;

Page4 1.3.23. "Corporate Action" means any action referred to in clauses 12, 21 and 36; 1.3.24. "Costs" means all costs, expenses and taxes (including dividend withholding tax) due and payable by the Trust, which are not Specific Taxation and Expenses; 1.3.25. "Dispose" means to sell, cede outright, transfer, lend, distribute or otherwise alienate, dispose or encumber and "Disposed" or "Disposal/s" shall have a similar meaning as the context dictates; 1.3.26. "Dividend Percentage" means as regards SSA Khanyisa Shares: 1.3.26.1. from the Effective Date until the end of the 2023 financial year, 2,5% (two comma five percent); and 1.3.26.2. thereafter the percentage shall be equal to the percentage reflected in the second column of the table below, which percentage shall remain unchanged thereafter: provided that if the nominal annual prime lending rate of the Company's bankers, compounded monthly in arrear, exceeds an average of 15% (fifteen percent) for any consecutive rolling 24 (twenty four) month period from the Effective Date to the 2023 financial year end, the Dividend Percentage for the period from the 2023 financial year end until the Automatic Repurchase is exercised, shall remain 2,5% (two comma five percent); *CTC is for the period from the Effective Date to the 2023 financial year end, the total cash available from operating activities for the SSA Group, less cash used in investing activities (having applied due governance processes), less J L less than R67,000,000,000 between R67,000,000,000-R73,600,000,000 5,00% between R73,600,000,001 - R75,000,000,000 8,75% between R75,000,000,001 - R76,000,000,000 12,50% between R76,00,000,0001 - R79,000,000,000 16,25% greater than R79,000,000,001 20,00%

PageS repayments of long-term and short-term debt, all as defined in the statement of cash flows contained in the consolidated annual financial statements of the Group and as regards the month of June 2018, as determined by utilising Sasol's management accounts, the terms above being those used in the consolidated statement of cash flows of the Group in the 30 June 2017 annual financial statements. For the purposes hereof "SSA Group" means the Company and its subsidiaries; 1.3.27. "Effective Date" means 1 June 2018 or such other date as Sasol in its sole discretion shall determine; 1.3.28. "Elected Trustees" means the Trustees who are elected by the Beneficiaries in terms of clause 24.3 or clause 24.4.5; 1.3.29. "Elective Capitalisation Shares" means those shares awarded to a holder of shares by way of a capitalisation issue, if the capitalisation issue is made to a holder of shares as an alternative to any kind of Normal Distribution; 1.3.30. "Eligible Employee" means for the purposes of: 1.3.30.1. the Khanyisa Tier 1 Plan, a person who is eligible by reason of having been a participant in either of the Sasol lnzalo employee scheme or Sasollnzalo management scheme and such person is a permanent employee of a member of the Group on 18 May 2018 or such other date consequent upon a change to the Effective Date; 1.3.30.2. the Khanyisa Tier 2 Plan, a person who is eligible by reason of being a Black Person who either: 1.3.30.2.1. is in the permanent employ of a member of the Groupon 18May2018 orsuchotherdate consequent upon a change to the Effective Date; or 1.3.30.2.2. becomes permanently employed by any member of the Group at any time during the period from 19 May 2018 (or such other date consequent upon a change to the Effective Date) until the 5th (fifth) anniversary of the Effective Date;

Page 6 1.3.31. "Employees' Tax" means employees' tax as contemplated in the Fourth Schedule to the Income Tax Act and taxes to be deducted from Entitlement Assets vested or transferred and/or amounts payable by the Trustees to a Beneficiary, or any similar tax; 1.3.32. "Employer Company" means a member of the Group which employs the Eligible Employee; 1.3.33. "Employer Company Board" means the board of directors of any Employer Company, as constituted from time to time, acting either as such or through any committee or person to which or whom the board of directors of the relevant Employer Company has delegated authority for the purposes of the Trust; 1.3.34. "Employment by the Group" means employment by any Group Company; 1.3.35. "Empowerment Period" means a period expiring on the earlier of: 1.3.35.1. the 1Oth (tenth) anniversary of the Effective Date; and 1.3.35.2. the later of the date on which: 1.3.35.2.1. the preference shares issued by Sasol Khanyisa FundCo to Sasol have been fully redeemed and all accumulated dividends thereon have been fully paid; or 1.3.35.2.2. the Automatic Repurchase has been implemented to its fullest extent, if applicable, unless Sasol otherwise determines that this clause 1.3.35.2 shall not apply, or determines to extend the period beyond the settlement of the preference shares issued by Sasol Khanyisa FundCo to Sasol, or the implementation of the Automatic Repurchase to its fullest extent, whichever may be applicable, to a date selected by Sasol, but which date shall not be after the date in clause 1.3.35.1, or such shorter period as may be determined by Sasol in its sole discretion;

Page? 1.3.36. "Entitlement Assets" means such Plan Assets in which any Beneficiary has a Vested Right and/or any assets or proceeds contemplated in clause 12 or clause 21 in respect of which s/he will take ownership pursuant to this Trust Deed, subject to the Automatic Repurchase, the Automatic Share Exchange and the non-automatic share exchange as contemplated in clause 18.3, to the extent applicable, prior to the termination of the Khanyisa Tier 1 Plan and/or Khanyisa Tier 2 Plan, whichever is relevant; 1.3.37. "Expert" means: 1.3.37.1.one of Sizwe Ntsaluba Gobodo Inc, PricewaterhouseCoopers, Ernst and Young,Deloitte & Touche (or its respective successors-in-title), or any other audit firm; or 1.3.37.2.if so approved by Sasolshareholders during 2018, any corporate finance firm or investment bank, as selected by Sasol, in its sole discretion, provided that the firm or investment bank selected is independent of Sasol; 1.3.38. "Existing Khanyisa Tier 2 Participant" means a Black Person who is employed by any Group Company and did not reject participation in the Plan and as a result becomes a Khanyisa Tier 2 Participant on the Effective Date; 1.3.39. "Extraordinary Distributions" means any distributions by either Sasol or the Company which are not Normal Distributions, and accordingly extraordinary distributions include any distribution in specie of an asset, any return of share capital, any distribution the direct source of which is a realisation of any asset held on capital account by the distributor, as well as any other extraordinary distributions; 1.3.40. "Final Date" means the last day of the Empowerment Period; 1.3.41. "First Trustee/s" means the Trustee/s referred to in clause 24.2.1; 1.3.42. "Forfeited Fractions" means the forfeited fractions referred to in clause 9.6; 1.3.43. "Forfeited SSA Fractions" means the forfeited SSA Fractions referred to in clause 19.6.2;

Page 8 1.3.44. "Forfeiture Period" means the period from the Effective Date to the third anniversary of the Effective Date, or as regards any particular New Khanyisa Tier 2 Participant, his/her Subsequent Effective Date to the third anniversary of his/her Subsequent Effective Date, as the case may be; 1.3.45. "Group" means collectively: 1.3.45.1. Sasol; 1.3.45.2. Sasol's wholly owned subsidiaries from time to time (as defined in the Companies Act); and 1.3.45.3. such other subsidiaries of Sasol from time to time, including the Company, or other entities determined by the Sasol Board from time to time as forming part of the Group; 1.3.46. "Group Company" means any company forming part of the Group; 1.3.47. "Income Tax Act" means the Income Tax Act, 58 of 1962; 1.3.48. "JSE" means the stock exchange operated by JSE Limited, registration number 2005/022939/06, a public company registered and incorporated in accordance with the laws of South Africa, licensed as an exchange under the Financial Markets Act, 2012; 1.3.49. "Khanyisa Tier 1 Final Date" means the 3rd (third) anniversary of the Effective Date or such earlier date as may be determined by Sasol in its sole discretion either as regards: 1.3.49.1. all Khanyisa Tier 1 Participants; or 1.3.49.2. those Khanyisa Tier 1 Participants having Vested Rights in respect of SOL Shares without affecting the Khanyisa Tier 1 Final Date as regards all Khanyisa Tier 1 Participants having Vested Rights in respect of SOLBE1 Shares; or 1.3.49.3. those Khanyisa Tier 1 Participants having Vested Rights in respect of SOLBE1 Shares without affecting the Khanyisa Tier 1 Final Date as regards all Khanyisa Tier 1 Participants having Vested Rights in respect of SOL Shares;

Page9 1.3.50. "Khanyisa Tier 1 Participant/s" means the Eligible Employee/s who were offered and did not reject participation in the Khanyisa Tier 1 Plan, and who accordingly initially acquire/s Vested Rights in SOL Shares or SOLBE1 Shares, as the case may be, and any replacement Beneficiary/ies from time to time contemplated in clause 9.1; 1.3.51. "Khanyisa Tier 1 Plan" means the plan set out in Part B hereof; 1.3.52. "Khanyisa Tier 1 Subscription" means the subscription by the Trust for SOL Shares and/or SOLBE1 Shares; 1.3.53. "Khanyisa Tier 1 Subscription Shares" means the SOL Shares and SOLBE1 Shares issued by Sasol to the Trust for the benefit of the Khanyisa Tier 1 Participants; 1.3.54. "Khanyisa Tier 1 Transfer Date" means as soon as reasonably possible after the later of: 1.3.54.1.the last date upon which any Khanyisa Tier 1 Participant may make the election and has made the requisite payment contemplated in clause 10.3; and 1.3.54.2.the last date on which the Trustees have received the proceeds from the disposal of sufficient of those Entitlement Assets, which are shares, in order to discharge the liability of each one of those Khanyisa Tier 1 Participants who did not make the election and requisite payment contemplated in clause 10.3, in order to pay the Specific Taxation and Expenses, including taxation arising from this very disposal, attributable to him/her as contemplated in clause 10.4, but not before the Khanyisa Tier 1 Final Date; 1.3.55. "Khanyisa Tier 2 Participant/s" means any Eligible Employee/s who is/are offered the opportunity to become a Beneficiary in the Khanyisa Tier 2 Plan in terms of this Trust Deed and who did not reject participation in the Plan and accordingly initially acquires Vested Rights in SSA Khanyisa Shares and any replacement Beneficiarylies from time to time contemplated in clause 19.1; 1.3.56. "Khanyisa Tier 2 Plan" means the plan set out in Part C hereof;

Page 10 1.3.57. "Khanyisa Tier 2 Subscription" means the subscription by the Trust for the SSA Khanyisa Shares; 1.3.58. "Khanyisa Tier 2 Transfer Date" means as regards the SSA Khanyisa Shares, as soon as reasonably possible after the later of the last date upon which: 1.3.58.1.any Khanyisa Tier 2 Participant may make the election and has made the requisite payment contemplated in clause 20.4; or 1.3.58.2.the Trustees have received the proceeds from the disposal of sufficient of those Entitlement Assets, which are shares, in order to discharge the liability of each one of those Khanyisa Tier 2 Participants who did not make the election and requisite payment contemplated in clause 20.4, in order to pay the Specific Taxation and Expenses, including taxation arising from this very disposal, attributable to him/her as contemplated in clause 20.5, but not before the Final Date; 1.3.59. "Labour Court" means the Labour Court established in terms of the LRA; 1.3.60. "LRA" means Labour Relations Act, 66 of 1995; 1.3.61. "Master" means the Master of the High Court of the Republic of South Africa; 1.3.62. "New Khanyisa Tier 2 Participant" means an Eligible Employee who is a Black Person who becomes an employee of any Group Company within 5 (five) years of the Effective Date; 1.3.63. "Nominee" means Computershare Nominees Proprietary Limited, or its successor in title; 1.3.64. "Non-Elective Capitalisation Shares" means those shares in a company awarded to a holder of its shares by way of a capitalisation issue without any other alternative; 1.3.65. "Normal Distribution/s" means all distributions by:

Page 11 1.3.65.1.Sasol in the ordinary course to the Trust in respect of the SOL Shares and/or the SOLBE1 Shares held by the Trustees (but excluding any Extraordinary Distribution); and 1.3.65.2.the Company in the ordinary course to the Trust in respect of the SSA Khanyisa Shares held by the Trustees (but excluding any Extraordinary Distribution); 1.3.66. "Notional Vendor Finance" means the notional vendor finance provided by the Company to the Trust in connection with the subscription of the SSA Khanyisa Shares as a term of issue; 1.3.67. "Offer'' means an offer contemplated in clause 21.1 or in clause 21.2, as the case may be; 1.3.68. "Offer Affecting Khanyisa Tier 1" means one of the following offers should an Offeror give notice to the Sasol Board that it intends to propose a take over offer or scheme of arrangement as a result of which: 1.3.68.1. the entire issued share capital of Sasol; 1.3.68.2. only part of each Sasol shareholder's shares; 1.3.68.3. the entire issued number of SOL Shares, but not the entire issued number of SOLBE1 Shares; 1.3.68.4. the entire issued number of SOLBE1 Shares, but not the entire issued number of SOL Shares; 1.3.68.5. a part only of the issued number of SOL Shares, but none of the SOLBE1 Shares; 1.3.68.6. a part only of the issued number of SOLBE1 Shares, but none of the SOL Shares, will be acquired in consideration for cash and/or Consideration Assets and as a result will extend to the Khanyisa Tier 1 Participants as regards their SOL Shares, or SOLBE1 Shares, as the case may be; 1.3.69. "Offeror" means a bona fide third party offeror making an offer contemplated in either clauses 12, 21 or 36;

Page 12 1.3.70. "Plan" means the Sasol Khanyisa employee share ownership plan the terms of which are set out in this Trust Deed; 1.3.71. "Plan Assets" means as the context dictates, either the Khanyisa Tier 1 Subscription Shares or the SSA Khanyisa Shares or both and any Extraordinary Distribution/Normal Distribution from time to time received by virtue of the Trustees holding the relevant shares and other relevant Entitlement Assets relating to the Khanyisa Tier 1 Plan and/or the Khanyisa Tier 2 Plan; 1.3.72. "Register/s" means the respective registers required to be maintained by the Trustees referred to in clause 27.1; 1.3.73. "Repurchase Formula" means the repurchase formula set out in Schedule 1 as it may be adjusted by the Expert, in accordance with the provisions of clause 18.1.1; 1.3.74. "Retirement" means in relation to a Beneficiary, the termination of the employment of such Beneficiary with any Employer Company, on or after such Beneficiary attaining normal retirement age (as laid down in the relevant approved Employer Company's pension fund or provident fund regulations from time to time, it being recorded that the reference herein to the pension and provident fund regulations is intended to be descriptive of the concept of "retire" rather than requiring a retirement pursuant to those regulations) or, with the approval of any Employer Company Board, such Beneficiary retiring prior to attaining the normal requirement age due to permanent disability or having elected early retirement not related to illness; 1.3.75. "Sasol" means Sasol Limited, a public company with limited liability registered in accordance with the laws of South Africa under registration number 1979/003231/06; 1.3.76. "Sasol Appointed Trustee" means a Trustee who is appointed by the Sasol Board from time to time in terms of clause 24.2; 1.3.77. "Sasol Board" means the board of directors of Sasol, acting either as such or through any committee or person, to which or whom the board of directors of Sasol has delegated authority for purposes of the Trust;

Page 13 1.3.78. "Sasol Khanyisa FundCo" means Sasol Khanyisa FundCo (RF) Limited, registration number: 2017/662953/06, a public company with limited liability, registered in accordance with the laws of South Africa; 1.3.79. "Share" means, as the context dictates either: 1.3.79.1. a SOL Share; or 1.3.79.2. a SOLBE1 Share; or 1.3.79.3. a SSA Khanyisa Share; 1.3.80. "Shareholders" means the shareholders of the Company from time to time; 1.3.81. "Share Exchange Ratio" means taking account, to the extent considered necessary by the Expert, of the effect which may be brought about by any Corporate Actions, the ratio in which either: 1.3.81.1.all of the remaining SSA Khanyisa Shares which will be exchanged by the Trustees, if an exchange with them is selected by Sasol, as referred to in the definition of "Automatic Share Exchange"; or 1.3.81.2.all of the SSA Khanyisa Shares which have been transferred by the Trustees into the names of the relevant Beneficiaries, which will be exchanged by these Beneficiaries, if an exchange with them is selected by Sasol, as referred to in the definition of "Automatic Share Exchange", for an issue of SOLBE1 Shares, which ratio will be determined by the Expert in accordance with the provisions of clause 18.2.5; 1.3.82. "Signature Date" means the date on which the last party signing this Trust Deed does so; 1.3.83. "SOL Shares" means Sasol ordinary shares of no par value in the stated share capital of Sasollisted on: 1.3.83.1.the JSE under the JSE stock code SOL and ISIN code ZAE000006896; and

Page 14 1.3.83.2. the New York Stock Exchange, in the form of American Depository Receipts, under the New York Stock Exchange stock code SSL and ISIN code US8038663006; 1.3.84. "SOLBE1 Shares" means Sasol Ordinary BEE shares of no par value in the stated share capital of Sasol listed on the JSE under the JSE stock code SOLBE1 and ISIN code ZAE000151817; 1.3.85. "Specific Taxation and Expenses" means in relation to a Beneficiary, the sum of: 1.3.85.1. any Tax; and 1.3.85.2. any costs, expenses and disbursements (including without limitation, brokerage costs and/or securities transfer tax) payable, in respect of the transactions under the Plan specifically relating to or for the benefit of that Beneficiary including, but not limited to, the vesting or transfer of Entitlement Assets; 1.3.86. "SSA Khanyisa Shares" means the identical number of SSA Ordinary Shares to be issued by the Company to Sasol Khanyisa FundCo, which will not exceed 28 385 647 SSA Ordinary Shares, which identical number of shares will be issued by the Company to the Trustees initially and any further SSA Ordinary Shares held by the Trustees from time to time; 1.3.87. "SSA Ordinary Shares" means ordinary shares of no par value in the stated capital of the Company; 1.3.88. "Statutes" means the Trust Property Control Act and any other statute affecting the performance by the Trustees of their duties or functions as such; 1.3.89. "Subsequent Effective Date" means the date on which an Eligible Employee becomes a New Khanyisa Tier 2 Participant; 1.3.90. "Subsequent Vesting" means in respect of each New Khanyisa Tier 2 Participant, the vesting of the Vested Rights by reason of becoming a Beneficiary pursuant to the provisions of clause 15.2; 1.3.91. "Subsequent Vesting Notice" means a notice given by any Employer Company Board to the Trustees in terms of clause 15.2.1;

Page 15 1.3.92. "Tax" means any tax including, without limitation, Employees' Tax, dividend withholding tax, securities transfer tax, that is payable by the Trust or the Group in relation to the participation of a Beneficiary in the Plan; 1.3.93. "Trigger Date" means the 1Olh (tenth) Business Day prior to the Final Date unless, Sasol elects in its sole discretion, that it shall be: 1.3.93.1.in the case of an Offer, the Business Day immediately succeeding the opening of the Offer; or 1.3.93.2.the Business Day immediately prior to the day on which any Extraordinary Distribution is intended to be implemented; 1.3.94. "Trust" means the Plan constituted by this Trust Deed; 1.3.95. "Trust Deed" means this trust deed, as amended from time to time; 1.3.96. "Trust Property Control Act" means the Trust Property Control Act, 57 of 1988; 1.3.97. "Trustees" means the First Trustee/s and, thereafter, the Sasol Appointed Trustees and Elected Trustees from time to time of the Trust, where appropriate being read as a reference to them acting in their capacities nomine officio; 1.3.98. "Unallocated Entitlement Assets" means those SSA Khanyisa Shares and other Entitlement Assets in respect of which at the relevant time, no Vested Rights have vested in any Khanyisa Tier 2 Participants, including those in respect of which there had previously been Vested Rights, which had been forfeited, but subject to clause 19.4.5; 1.3.99. "Vested Right/s" means vested rights in respect of any Beneficiary initially to a determined number of the Shares and to any associated Entitlement Asset and any Normal Distribution and/or Extraordinary Distribution in respect thereof from a trust law perspective, pursuant to this Trust Deed; 1.3.100. "Vesting Notice" means a notice given by any Employer Company Board to the Trustees in terms of clauses 6.1 or 15.1.1, as the case may be; and 1.3.101. 'VWAP" means the volume weighted average traded price of a SOL Share or a SOLBE1 Share, as applicable, being the total value of the SOL Shares or

Page 16 SOLBE1 Shares traded on the JSE for a specified number of Business Days divided by the total number of SOL Shares or SOLBE1 Shares traded on the JSE for that period. 1.4. If any provision in a definition is a substantive provision conferring rights or imposing obligations on any interested party, notwithstanding that it is only in the interpretation clause, effect shall be given to it as if it were a substantive provision of this Trust Deed. 1.5. Any reference to an enactment or subordinate legislation is to that enactment or subordinate legislation as at the Signature Date and as amended or re-enacted from time to time. 1.6. If any term is defined within the context of any particular clause in this Trust Deed, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this Trust Deed, notwithstanding that that term has not been defined in this interpretation clause. 1.7. The rule of construction that a contract shall be interpreted against the party responsible for the drafting or preparation of such contract, shall not apply. 1.8. The words "other" and "otherwise" shall not be construed eiusdem generis with any preceding words where a wider construction is possible. 1.9. Any number of days prescribed in this Trust Deed excludes the first day and includes the last day and any relevant action or notice may be validly done or given on the last day. 1.10. Unless the context indicates otherwise, if the day for payment of any amount or performance of any obligation falls on a day which is not a Business Day, that day will be the next Business Day. 1.11. The annexures to this Trust Deed form an integral part hereof and words and expressions defined in this Trust Deed shall bear, unless the context otherwise requires, the same meaning in such annexures. 1.12. In this Trust Deed, unless the context clearly indicates a contrary intention, a provision that makes reference to any one gender, includes all genders.

Page 17 2. ESTABLISHMENT AND PURPOSE OF THE TRUST 2.1. There is hereby established by the Co-Founders the Sasol Khanyisa Employee Share Ownership Plan comprised of 2 (two) separate employee share ownership plans in terms of which Khanyisa Tier 1 Participants and Khanyisa Tier 2 Participants will become vested Beneficiaries of the Trust. The Co-Founders will accordingly make a contribution of R100.00 (one hundred Rand) each for the establishment of the Trust. The Trust shall be administered by the Trustees for the benefit of all Beneficiaries and in the manner and upon the terms and conditions set out in this Trust Deed. 2.2. The Company, and thereby Sasol indirectly, have the following objectives namely: 2.2.1. as a primary aim, to spread a significant portion of its empowerment transaction amongst selected employees of the Group to enhance the Group and the Company's B-BBEE ownership credentials in accordance with the B BBEE Act and the Codes; 2.2.2. as secondary aims to: 2.2.2.1. broaden equity ownership among selected employees of the Group to promote the sustained success of both the Company and the Group; promote the interests of Beneficiaries in the growth of the relevant Employer Companies; and 2.2.2.2. 2.2.2.3. maintain and promote sound employment relations and to attract, empower and retain Black employees on an on-going basis and to contribute towards the on-going and sustained unencumbered B-BBEE ownership profile of the Group. 2.3. The Sasol Khanyisa Employee Share Ownership Plan will be submitted for registration to the Broad-Based Black Economic Empowerment Commission ("BEE Commission"). In terms of the relevant legislation, the BEE Commission may assess the Sasol Khanyisa Employee Share Ownership Plan for adherence to the relevant legislation and advise of any concerns, and any such concerns must be remedied within a reasonable period. If any such concerns are expressed by the BEE Commission, it shall be in the sole discretion of Sasol, subject to obtaining the approval of its shareholders, if so required in terms of the Listings Requirements of the JSE or this Trust Deed, to determine what course of action to take, including requiring

Page 18 amendments to this Trust Deed which the Trustees shall be obliged to agree to and which shall be binding on all the Beneficiaries, whether or not they affect any Vested Rights. If Sasol in its sole discretion determines that its primary aim referred to in clause 2.2.1 will not be achieved, whether in whole or in part, by reason of the concerns expressed by the BEE Commission and the consequent changes required to be made to this Trust Deed which are not acceptable to Sasol, Sasol shall be entitled by written notice to the Trustees and the Khanyisa Tier 2 Participants to terminate the Khanyisa Tier 2 Plan, in which event: 2.3.1. the Khanyisa Tier 2 Participants shall cease to have any Vested Rights whatsoever, from receipt of such notice; and 2.3.2. the Company shall buy back the SSA Khanyisa Shares at the price of R0.04 per share. 2.4. For the avoidance of doubt, if the buy back in clause 2.3 is applicable and more than 5% (five percent) of the SSA Ordinary shares are repurchased by the Company, the provisions of section 48(8)(b) of the Companies Act will not be applicable, as the Trustees have agreed to the buy back occurring, if applicable, in this Trust Deed. 2.5. Unless a Khanyisa Tier 1 Participant or a Khanyisa Tier 2 Participant notifies the Trustees that s/he does not wish to become a Beneficiary, s/he will become a vested Beneficiary at no consideration to the Beneficiary. 2.6. In terms of the Plan, the Trustees shall subscribe for Khanyisa Tier 1 Subscription Shares and SSA Khanyisa Shares. 2.7. In order to facilitate the transaction as contemplated herein: 2.7.1. for purposes of Khanyisa Tier 1 Participants, each of the relevant Employer Companies will make the relevant contributions to be paid to the Trust (based on the participation of each of their particular Eligible Employees), to enable the Trustees to subscribe for the Khanyisa Tier 1 Subscription Shares; and 2.7.2. for purposes of Khanyisa Tier 2 Participants, Sasol will make a capital contribution of R0.04 (four cents) for each SSA Khanyisa Share to be subscribed for by the Trustees, in furtherance of the objectives as contemplated in this clause 2.

Page 19 PART 8-THE KHANYISA TIER 1 PLAN 3. PARTICIPATION BY KHANYISA TIER 1 PARTICIPANTS 3.1. The Khanyisa Tier 1 Participants who participate in the Khanyisa Tier 1 Plan will comprise: 3.1.1. Black Persons who will acquire Vested Rights in respect of SOLBE1 Shares, unless they elect prior to becoming Beneficiaries of the Khanyisa Tier 1 Plan to acquire Vested Rights in SOL Shares (instead of SOLBE1 Shares), as contemplated in clause 6.2. Sasol will determine what the election form in this regard will look like, the manner in which it will be distributed, when it will be sent out and the time period during which Black Persons will be required to revert in the event that they elect to acquire Vested Rights in SOL Shares (instead of SOLBE1 Shares); and 3.1.2. Eligible Employees who are not Black Persons who will acquire Vested Rights in SOL Shares, and the Trustees will maintain two separate Registers in this regard. 3.2. For purposes of the Khanyisa Tier 1 Plan, the Trustees will subscribe, subject to elections made by Black Persons as contemplated in clause 3.1.1, in respect of each Khanyisa Tier 1 Participant and Sasol will allot and issue to the Trustees for the benefit of each Khanyisa Tier 1 Participant either: 3.2.1. SOLBE1 Shares; or 3.2.2. SOL Shares, to the value of R100 000 (one hundred thousand Rand), subject to clause 3.3, on the Effective Date in respect of each Khanyisa Tier 1 Participant. 3.3. If the number of SOL Shares or SOLBE1 Shares which can be subscribed for based on R100 000 (one hundred thousand Rand) per Khanyisa Tier 1 Participant would result in a fraction of a share having to be issued, the cost to the Employer Company per Khanyisa Tier 1 Participant will slightly exceed R100 000 (one hundred thousand Rand) to avoid such fractionalisation to take account of the cost of the fraction of a SOL Share or SOLBE1 Share, as the case may be, necessary to round up the number of SOL or SOLBE1 Shares which are subscribed for.

Page20 3.4. The shareholders of Sasot have approved the issue of a maximum of 4 902 286 SOL Shares and a maximum of 3 709 970 SOLBE1 Shares for purposes of the Khanyisa Tier 1 Plan. 4. FUNDING OF THE KHANYISA TIER 1 PLAN By not later than the last Business Day prior to the Effective Date, each Employer Company shall make a cash capital contribution to the Trust of R100 000 (one hundred thousand Rand) or slightly more if the provisions of clause 3.3 apply, in respect of each of the Khanyisa Tier 1 Participants employed by that Employer Company, for the sole purpose of enabling the Trustees to subscribe for the Khanyisa Tier 1 Subscription Shares in terms of clause 5 below. 5. SUBSCRIPTION FOR KHANYISA TIER 1 SUBSCRIPTION SHARES The Trustees will subscribe for the following shares on the Effective Date in respect of each Khanyisa Tier 1 Participant who will receive Vested Rights in: 5.1. SOL Shares, for that number of SOL Shares as can be acquired with R100 000 (one hundred thousand Rand), subject to clause 3.3, to be issued at the 30 (thirty) day VWAP of the SOL Shares ending on the trading day being 2 (two) Business Days prior to the Effective Date; 5.2. SOLBE1 Shares, for that number of SOLBE1 Shares as can be acquired with R100 000 (one hundred thousand Rand) subject to clause 3.3, to be issued at the 30 (thirty) day VWAP of the SOLBE1 Shares ending on the trading day being 2 (two) Business Days prior to the Effective Date, and Sasol shall allot and issue them. 6. VESTED RIGHTS OF THE KHANYISA TIER 1 PARTICIPANTS 6.1. Vesting Any Employer Company of Eligible Employees who qualify to become Khanyisa Tier 1 Participants shall deliver to: 6.1.1. each Eligible Employee, a notice by no later than 18 May 2018, or such other date consequent upon a change to the Effective Date, stating that it is the intention of the Employer Company to procure that such Eligible Employee becomes a Khanyisa Tier 1 Participant under the Trust Deed and informing him/her that he/she shall be obliged:

Page 21 6.1.1.1. on or before 25 May 2018, (or such other date consequent upon a change to the Effective Date), to notify such Employer Company in writing in the event that s/he does not wish to become a Khanyisa Tier 1 Participant; and 6.1.1.2. as regards Eligible Employees who are Black Persons that want to become Khanyisa Tier 1 Participants, on or before 25 May 2018, (or such other date consequent upon a change to the Effective Date), to notify such Employer Company of his/her election by written notice, as regards whether s/he wants to acquire Vested Rights initially in SOL Shares or SOLBE1 Shares, failing which s/he will initially acquire Vested Rights in SOLBE1 Shares; 6.1.2. the Trustees a notice, by no later than 29 May 2018, detailing the particulars of its Eligible Employees and instructing the Trustees, which Eligible Employees will participate as Khanyisa Tier 1 Participants and the elections h/she has made, where relevant. The Trustees shall thereafter be obliged, in respect of each such Khanyisa Tier 1 Participant, to vest the relevant shares into his/her name and to enter his/her name into the relevant Register. 6.2. Unless an Eligible Employee notifies the relevant Employer Company on or before 25 May 2018 (or such other date consequent upon a change to the Effective Date), that s/he does not wish to become a Khanyisa Tier 1 Participant and/or unless s/he ceases to be employed by an Employer Company during the period between 19 May 2018 and the Effective Date, s/he will become a Khanyisa Tier 1 Participant and will acquire Vested Rights on the Effective Date in: 6.2.1. SOL Shares or SOLBE1 Shares, as the case may be depending, as regards each Khanyisa Tier 1 Participant who is a Black Person, on his/her election in that regard; and 6.2.2. the case of all other Khanyisa Tier 1 Participants, in SOL Shares, with effect from the Effective Date and from time to time Vested Rights in his/her other Entitlement Assets and Normal Distributions and Extraordinary Distributions including the right, in the circumstances expressly provided for in this Trust Deed, to direct the Trustees as to the manner in which they should vote the SOL Shares or SOLBE1

Page 22 Shares, as the case may be, in respect of which s/he has a Vested Right at the relevant time. 7. DISTRIBUTIONS TO KHANYISA TIER 1 PARTICIPANTS 7.1. Except where a Khanyisa Tier 1 Participant has forfeited the right thereto in terms of the provisions of this Trust Deed, each Khanyisa Tier 1 Participant shall be entitled, subject to clause 7.2 to receive all Normal Distributions less Specific Taxation and Expenses, if applicable, in consequence of his/her Vested Rights to Entitlement Assets. 7.2. Except as otherwise specifically provided in terms of this Trust Deed, payment of any part of Normal Distributions less Specific Taxation and Expenses to Khanyisa Tier 1 Participants who have Vested Rights thereto, shall be effected as soon as reasonably possible after receipt thereof by the Trustees provided that, in order to avoid incurring costs of effecting payments which are disproportionate to the size of the payment due to any Khanyisa Tier 1 Participant, no amount shall be paid to a Khanyisa Tier 1 Participant unless and until the amount thereof, when aggregated with other unpaid Normal Distributions less Specific Taxation and Expenses due to that Khanyisa Tier 1 Participant amounts to at least R50.00 (fifty Rand). 7.3. A Khanyisa Tier 1 Participant shall have Vested Rights in his/her share of Extraordinary Distributions if and when Extraordinary Distributions are received by the Trustees, but those Extraordinary Distributions will only be transferred to a Khanyisa Tier 1 Participant on the Khanyisa Tier 1 Transfer Date and not when the Trustees receive same. 8. RESTRICTIVE COVENANTS: KHANYISA TIER 1 PLAN 8.1. Notwithstanding anything to the contrary contained in this Trust Deed, Khanyisa Tier 1 Participants shall not be entitled, without obtaining the prior written consent of Sasol, until the Khanyisa Tier 1 Final Date and such additional period as may be required thereafter in order to obtain the necessary tax directives concerning any Tax and/or Specific Taxation and Expenses which must be deducted pursuant to the Khanyisa Tier 1 Participants being vested Beneficiaries of the Trust, and to implement clause 10.4, if applicable, to: 8.1.1. Dispose of or enter into any contract to Dispose of any of their Vested Rights; 8.1.2. other than as set out in clause 33.2.6, enter into any agreement in respect of the votes in respect of which they have Vested Rights; or

Page 23 8.1.3. Dispose of or enter into any contract to Dispose of any Entitlement Assets which have been transferred to him/her in terms of the Trust Deed. 8.2. If the provisions of clause 8.1 are breached by any particular Khanyisa Tier 1 Participant prior to the Khanyisa Tier 1 Final Date, the Vested Rights and/or the Entitlement Assets of that Khanyisa Tier 1 Participant will be forfeited. 9. CESSATION OF EMPLOYMENT, FORFEITURE AND REALLOCATION AS REGARDS KHANYISA TIER 1 PARTICIPANTS 9.1. Cessation of Employment by Reason of Death If any Khanyisa Tier 1 Participant ceases to be employed by an Employer Company at any time prior to the Khanyisa Tier 1 Final Date, s/he will cease to be a Beneficiary of the Trust and forfeit his/her Vested Right in his/her Entitlement Assets, save unless the reason for such cessation is death (or in the case of a Khanyisa Tier 1 Participant contemplated in clause 9.2, supervening death), in which event the Beneficiary's nominated beneficiaries, in proportion to their allocation as per the nomination form, under the relevant Employer Company's approved pension fund schemes, or in the absence of any such nominations, the Beneficiary's heirs, shall be substituted as the Beneficiary in place of the deceased Beneficiary and shall acquire Vested Rights in his/her Entitlement Assets subject to the same restrictive covenants as set out in clause B. If such replacement Beneficiary dies the provisions of this clause 9.1 will apply to his/her heirs as replacement Beneficiaries. 9.2. Cessation of Employment with the Group by reason of Retirement, Retrenchment or by virtue of s197 of the LRA If any Khanyisa Tier 1 Participant ceases to be employed by an Employer Company at any time prior to the Khanyisa Tier 1 Final Date, s/he will cease to be a Beneficiary of the Trust and forfeit his/her Vested Right in his/her Entitlement Assets, save unless the reason for such cessation is his/her Retirement, as a result of a retrenchment or as a result of the application of section 197 of the LRA ("Retired/Retrenched/Transferred Employee"), in which event the Khanyisa Tier 1 Participant concerned shall continue to be a Beneficiary of the Trust, with Vested Rights, including the right to receive Normal Distributions in relation to his/her Entitlement Assets in respect of which such Khanyisa Tier 1 Participant has Vested Rights, subject to the same restrictive covenants as set out in clause 8.

Page 24 9.3. Cessation of Employment by reason of resignation Any Khanyisa Tier 1 Participant who ceases to be employed by an Employer Company due to resignation at any time prior to the Khanyisa Tier 1 Final Date shall, ipso facto, with effect from the date of his/her resignation, forfeit his/her Vested Rights in his/her Entitlement Assets (but will not forfeit Normal Distributions already declared by Sasol but not yet paid to the Trustees or received by the Trustees, but not yet paid to the Khanyisa Tier 1 Participants prior to the date of his/her resignation) and will cease to be a Beneficiary of the Trust. 9.4. Cessation of Employment by Reason of Dismissal 9.4.1. Subject to clause 9.4.2 if a Khanyisa Tier 1 Participant ceases to be employed at any time prior to the Khanyisa Tier 1 Final Date, by an Employer Company by reason of his/her dismissal, such dismissed Khanyisa Tier 1 Participant shall, ipso facto, with effect from the date of his/her dismissal, forfeit his/her Vested Rights in his/her Entitlement Assets (including his/her Vested Right to any Normal Distribution already declared by Sasol but not yet paid to the Trustees or received by the Trustees, but not yet paid to the Khanyisa Tier 1 Participants prior to the date of his/her dismissal) and will cease to be a Beneficiary of the Trust. 9.4.2. If the dismissal of a Khanyisa Tier 1 Participant is found by one of the CCMA, a Bargaining Council having jurisdiction, the Labour Court or the Labour Appeal Court to have been substantively unfair and such decision is either not challenged by the Employer Company or has been confirmed on review by the Labour Court then the dismissed employee shall be re-instated as a Khanyisa Tier 1 Participant with effect from the date of his/her dismissal and shall with retrospective effect, be reinstated with the Vested Rights forfeited as a result of the dismissal as if the forfeiture had never taken place. 9.4.3. In the event that a Khanyisa Tier 1 Participant is found to have been substantively unfairly dismissed as described in clause 9.4.2, but is not awardedreinstatement ofhis/her employment, theKhanyisa Tier 1 Participant will be considered, for purposes of this Trust Deed, to have resigned with effect from the date of his/her dismissal.

Page 25 9.4.4. The operation of clauses 9.4.2 and 9.4.3 shall not be suspended by any appeal that may be launched, by an Employer Company or former Khanyisa Tier 1 Participant to the Labour Appeal Court or any other court. 9.5. Transfers within the Group Notwithstanding anything to the contrary contained herein, a Khanyisa Tier 1 Participant who ceases to be employed by a Group Company, but is thereupon immediately employed by another Group Company, shall not for the purposes of clause 9 be deemed to have ceased to be in employment by the Group. 9.6. Reallocation of Forfeited Vested Rights As regards any Entitlement Assets which are forfeited during any financial year of the Company, each of the remaining Khanyisa Tier 1 Participants on the 30th (thirtieth) day prior to the end of that financial year will automatically acquire either Vested Rights or ownership, as applicable, in those forfeited Entitlement Assets in the same ratios as s/he then has Vested Rights or ownership in his/her Entitlement Assets, save that there will be no Vested Rights in or ownership of fractions of Shares ("Forfeited Fractions"). Those Forfeited Fractions will be disposed of by the Trustees for the benefit of the Khanyisa Tier 1 Participants on the Khanyisa Tier 1 Final Date and the proceeds realised pursuant to those disposals, less Specific Taxation and Expenses, will be vested and paid on the Khanyisa Tier 1 Transfer Date to those Khanyisa Tier 1 Participants in the proportions that their Entitlement Assets bear to each other. 10.TRANSFER OF ENTITLEMENT ASSETS TO KHANYISA TIER 1 PARTICIPANTS 10.1. On the Khanyisa Tier 1 Transfer Date, the Trustees shall transfer: 10.1.1. the Entitlement Assets which are shares into the name of the relevant Khanyisa Tier 1 Participant and Sasol shall amend its share register accordingly; 10.1.2. the remaining Entitlement Assets which are not shares, including cash, to each Khanyisa Tier 1 Participant, subject to the deduction of Specific Taxation and Expenses set out below. 10.2. Each Khanyisa Tier 1 Participant shall be liable for the Specific Taxation and Expenses arising from the vesting, transfer and/or realisation of his/her Entitlement Assets in terms of the provisions of this Trust Deed. The Trustees will inform each Khanyisa

Page 26 Tier 1 Participant in writing of the directive received from the South African Revenue Service relating to the Specific Taxation and Expenses attributable to him/her. 10.3. Each Khanyisa Tier 1 Participant entitled to Entitlement Assets shall, by no later than 5 (five) days from receipt of the notification referred to in clause 10.2, which date shall be before any transfer of Entitlement Assets is effected, notify the Trustees if s/he wishes to make payment in cash of the amount of Specific Taxation and Expenses attributable to such Khanyisa Tier 1 Participant to the Trustees prior to the transfer of the Entitlement Assets to him/her. 10.4. Should a Khanyisa Tier 1 Participant fail to: 10.4.1. notify the Trustees within the 5 (five) day period that s/he intends to make payment to the Trustees prior to the transfer of the Entitlement Assets to him/her in cash of the amount of Specific Taxation and Expenses attributable to such Khanyisa Tier 1 Participant; and/or 10.4.2. make the payment so notified in terms of clause 10.4.1 in cash within the relevant period, the Trustees, before ownership of such Entitlement Assets has passed to the Khanyisa Tier 2 Participant, as his/her agent and on his/her behalf, shall use any cash in respect of which such Khanyisa Tier 1 Participant has Vested Rights and to the extent necessary shall realise sufficient of the Entitlement Assets in which s/he has Vested Rights, in order to discharge his/her liability to pay the Specific Taxation and Expenses attributable to him/her, including taxation arising from this very disposal. In this circumstance, the Khanyisa Tier 1 Participant grants the Trustees an irrevocable power of attorney to act as his/her agent, with power of substitution. Any proceeds of such realisation remaining after discharging the Specific Taxation and Expenses attributable to such Khanyisa Tier 1 Participant shall be paid to the Khanyisa Tier 1 Participant concerned. 11.TERMINATION OF THE KHANYISA TIER 1 PLAN For the avoidance of doubt, the Khanyisa Tier 1 Plan is terminated within a reasonable time after the provisions of clauses 8, 9 and 10 have been implemented and all relevant Normal Distributions have been paid in respect of which Khanyisa Tier 1 Participants have Vested Rights.

Page 27 12. CORPORATE ACTION AS REGARDS THE KHANYISA TIER 1 PLAN 12.1. Offer Affecting Khanyisa Tier 1 Should an Offeror give notice to the Sasol Board that it intends to propose an Offer Affecting Khanyisa Tier 1: 12.1.1. and Sasol has indicated its intention to the Trustees, if the Offer Affecting Khanyisa Tier 1 becomes unconditional, to make the Khanyisa Tier 1 Final Date an earlier date: 12.1.1.1. the Trustees shall notify each Khanyisa Tier 1 Participant about the Offer Affecting Khanyisa Tier 1 and each Khanyisa Tier 1 Participant shall be entitled, by not later than 3 (three) Business Days prior to the closing of the Offer Affecting Khanyisa Tier 1, to direct the Trustees in writing, who in turn will direct the Nominee how to vote, as regards his/her SOL Shares or SOLBE1 Shares in respect of which s/he has Vested Rights and which are the subject of the Offer Affecting Khanyisa Tier 1; 12.1.1.2. if the Offer Affecting Khanyisa Tier 1 becomes unconditional and Sasol has exercised its discretion to bring the Khanyisa Tier 1 Final Date forward, the Trustees, as the owners of the SOL Shares and/or SOLBE1 Shares, which are the subject of the Offer Affecting Khanyisa Tier 1 must, to the extent that the Offer Affecting Khanyisa Tier 1 is: 12.1.1.2.1. binding on all the holders of SOL Shares and/or SOLBE1 Shares, as the case may be, whether by acceptance or by operation of law, comply with such Offer Affecting Khanyisa Tier 1, including releasing such SOL Shares and/or SOLBE1 Shares, as the case may be, to the Offeror and receiving the consideration due from the Offeror. In such event, the Vested Rights in SOL Shares or SOLBE1 Shares of each Khanyisa Tier 1 Participant concerned shall be substituted for Vested Rights to such consideration, in place of the SOL Shares or SOLBE1 Shares which have been released to the

Page 28 Offeror and the provisions of clause 10 shall be implemented; 12.1.1.2.2. not binding on all the holders of SOL Shares and/or SOLBE1 Shares, as the case may be, but any particular Khanyisa Tier 1 Participant directed the Trustees to accept the Offer Affecting Khanyisa Tier 1 in respect those SOL Shares and/or SOLBE1 Shares to which he/she has Vested Rights and which are the subject of the Offer Affecting Khanyisa Tier 1, comply with such offer, including releasing the SOL Shares and/or SOLBE1 Shares, as the case may be, to the Offeror and receiving the consideration due from the Offeror. In such event, the Vested Rights in SOL Shares or SOLBE1 Shares of each Khanyisa Tier 1 Participant concerned will be substituted for Vested Rights to such consideration in place of the SOL Shares or SOLBE1 Shares, which have been released to the Offeror and the provisions of clause 10 shall be implemented. As regards those Khanyisa Tier 1 Participants who did not direct the Trustees to accept the Offer Affecting Khanyisa Tier 1, s/he shall continue to have Vested Rights in his/her SOL Shares or SOLBE1 Shares, as the case may be and the provisions of clause 10 shall be applied in respect of such SOL Shares and/or SOLBE1 Shares. 12.1.2. and Sasol has not indicated to the Trustees that, if the Offer Affecting Khanyisa Tier 1 becomes unconditional, Sasol will make the Khanyisa Tier 1 Final Date an earlier date, the consequence will be that it will not be possible for the Trustees to participate in the Offer Affecting Khanyisa Tier 1. In such event neither the Trustees nor the Khanyisa Tier 1 Participants shall have any claims against Sasol but if the listing of the SOLBE1 Shares has been affected by the implementation of the Offer Affecting Khanyisa Tier 1, Sasol will take whatever steps are necessary in an endeavour to ensure that there is a listing of the SOLBE1 Shares on the same or similar basis as currently

Page 29 prevails or at least that there is an alternative trading platform for the SOLBE1 Shares on the Khanyisa Tier 1 Final Date. 12.2. Acquisition of Sasol shareholders' shares other than Shares held by the Trust Should an Offeror give notice to the Sasol Board that it intends to make an offer as a result of which all or part of each Sasol shareholder's Shares: 12.2.1. other than those Shares held by the Trust, if any, shall be acquired; 12.2.2. including those Shares held by the Trust, if any, shall be acquired, but Sasol does not exercise its discretion to make the Khanyisa Tier 1 Final Date earlier, the Trustees and/or the Khanyisa Tier 1 Participants shall not be entitled to participate in that offer and they to the extent necessary waive any right to receive such offer or have any claims as a result of their non-participation in the offer. PART C-THE KHANYISA TIER 2 PLAN 13. PARTICIPATION BY KHANYISA TIER 2 PARTICIPANTS 13.1. Khanyisa Tier 2 Participants comprise of both Existing Khanyisa Tier 2 Participants and New Khanyisa Tier 2 Participants employed by a member of the Group within 5 (five) years after the Effective Date. 13.2. The maximum number of SSA Khanyisa Shares to be allotted and issued to the Trust for purposes of participation by the Khanyisa Tier 2 Participants in the Plan will be 28 385 647. 13.3. The number of SSA Khanyisa Shares in which a Khanyisa Tier 2 Participant will acquire Vested Rights on the Effective Date will be a maximum of 1300 SSA Khanyisa Shares. The actual number will be determined by dividing the number of SSA Khanyisa Shares allotted and issued to the Trust by the number of Eligible Employees. 13.4. Existing Khanyisa Tier 2 Participants will in the aggregate acquire Vested Rights to 86% (eighty six percent) of the SSA Khanyisa Shares on the Effective Date, which will constitute the Allocated SSA Khanyisa Shares. 13.5. The balance of 14% (fourteen percent) of the SSA Khanyisa Shares on the Effective Date will initially constitute Unallocated Entitlement Assets.

Page 30 13.6. The Trustees shall notify each Existing Khanyisa Tier 2 Participant of the number of SSA Khanyisa Shares in respect of which each such Khanyisa Tier 2 Participant has Vested Rights as soon as reasonably possible after the Effective Date. 14. SUBSCRIPTION FOR SSA KHANYISA SHARES 14.1. Subscription 14.1.1. The Trustees shall subscribe on the Effective Date for the relevant number of SSA Khanyisa Shares and the Company shall allot and issue them. 14.1.2. It will be a term of issue that the SSA Khanyisa Shares will be subject to notional vendor funding, and accordingly each SSA Khanyisa Share will be issued at R0.04 (four cents). An Automatic Repurchase, which will be one of the terms of issue of the SSA Khanyisa Shares, will be implemented on the Trigger Date at R0.04 (four cents) in respect of each of the SSA Khanyisa Shares. 14.1.3. It will be a term of issue of the SSA Khanyisa Shares that the Trustees shall: 14.1.3.1.only be entitled to the Dividend Percentage of the Normal Distributions which the Company declares on each SSA Khanyisa Share to its other Shareholders; 14.1.3.2. not be entitled to any Extraordinary Distributions, except to the extent that such suspension would result in rollover relief not being obtained for tax purposes. In that case, the Extraordinary Distribution in question will be paid to the Trustees and it will form part of the Entitlement Assets subject to clause 16.5. 14.1.4. After the Automatic Repurchase or when no SSA Khanyisa Shares can be repurchased in accordance with the Repurchase Formula, such suspension of the right to Normal and Extraordinary Distributions shall cease and the Company will declare the identical dividend or other Normal and Extraordinary Distributions per SSA Khanyisa Share to the Trustees as it declares to all its other Shareholders. 14.1.5. Sasol will make a capital contribution to the Trust to enable it to subscribe for the SSA Khanyisa Shares. Jt)l

Page 31 15. VESTED RIGHTS OF THE KHANYJSA TIER 2 PARTICIPANTS 15.1. Vesting 15.1.1. Any Employer Company in respect of Eligible Employees who would qualify to become Khanyisa Tier 2 Participants, shall deliver to: 15.1.1.1. each Eligible Employee, a notice by no later than 18 May 2018, or such other date consequent upon a change to the Effective Date, stating that it is the intention of the Employer Company to procure that such Eligible Employee becomes a Khanyisa Tier 2 Participant under the Trust Deed and informing him/her that he/she shall be obliged, on or before 25 May 2018, (or such other date consequent upon a change to the Effective Date), to notify such Employer Company in writing in the event that s/he does not wish to become a Khanyisa Tier 2 Participant; and 15.1.1.2. the Trustees a notice, by no later than 29 May 2018, detailing the particulars of its Eligible Employees and instructing the Trustees, which Eligible Employees will participate as Khanyisa Tier 2 Participants. The Trustees shall thereafter be obliged, in respect of each such Khanyisa Tier 2 Participant, to vest the relevant shares into his/her name and to enter his/her name into the relevant Register. 15.1.2. Unless an Eligible Employee notifies the relevant Employer Company on or before 25 May 2018, (or such other date consequent upon a change to the Effective Date), that s/he does not wish to become a Khanyisa Tier 2 Participant and/or unless s/he ceases to be employed by an Employer Company during the period between 19 May 2018 and the Effective Date, s/he will initially acquire Vested Rights in a maximum of 1300 SSA Khanyisa Shares with effect from the Effective Date and from time to time Vested Rights in his/her other Entitlement Assets and Normal Distributions including the right, in the circumstances expressly provided for in this Trust Deed, to direct the Trustees as to the manner in which they should vote the SSA Khanyisa Shares in respect of which s/he has a Vested Right at the relevant time.

Page 32 15.2. Subsequent Vestings 15.2.1. During the period from the 19 May 2018 until the expiry of 5 (five) years from the Effective Date, any Employer Company Board may deliver to the Trustees a Subsequent Vesting Notice in writing detailing the particulars of the Eligible Employees who will become Beneficiaries of the Trust with effect from the Subsequent Effective Date and instructing the Trustees to notify in writing within 5 (five) days from receipt of the Subsequent Vesting Notice, each such Eligible Employee that it is the intention of the Trustees to make him/her a Khanyisa Tier 2 Participant under the Trust Deed, unless s/he notifies the Trustees in writing within 5 (five) days of the date of the written notification, that s/he does not wish to become a Khanyisa Tier 2 Participant. On receipt of the Subsequent Vesting Notice, the Trustees shall comply with the instructions of any Employer Company Board contained in the Subsequent Vesting Notice. Unless an Eligible Employee to whom a notice in terms of this clause 15.2.1 is sent, timeously notified the Trustees in writing that s/he did not wish to accept his/her Subsequent Vesting, the Trustees shall be obliged to enter his/her name in the Register and such New Khanyisa Tier 2 Participant shall thereby, with effect from the Subsequent Effective Date, become a Beneficiary, but subject to clause 15.2.4. 15.2.2. Subject to clause 15.2.3, if the Subsequent Effective Date occurs during the period from: 15.2.2.1. 19 May 2018 ending on the 1st (first) anniversary of the Effective Date, each such Eligible Employee shall acquire Vested Rights to 90% (ninety per cent) of the Allocated SSA Khanyisa Shares and associated Entitlement Assets; 15.2.2.2. the 2nd (second) year after the Effective Date ending on the 2nd (second) anniversary of the Effective Date, each such Eligible Employee shall acquire Vested Rights to 80% (eighty per cent) of the Allocated SSA Khanyisa Shares and associated Entitlement Assets; 15.2.2.3. the 3rd (third) year after the Effective Date ending on the 3rd (third) anniversary of the Effective Date, each such Eligible Employee shall acquire Vested Rights to 70% (seventy per cent)

Page 33 of the AllocatedSSAKhanyisa Sharesand associated Entitlement Assets; 15.2.2.4.the 4th (fourth) year after the Effective Date ending on the 4th (fourth) anniversary of the Effective Date, each such Eligible Employee shall acquire Vested Rights to 60% (sixty per cent) of the Allocated SSA Khanyisa Shares and associated Entitlement Assets; and 15.2.2.5.the 5th (fifth) year after the Effective Date ending on the day prior to the 5th (fifth) anniversary of the Effective Date, each such Eligible Employee shall acquire Vested Rights to 50% (fifty per cent) of the Allocated SSA Khanyisa Shares and associated Entitlement Assets, that were vested in each of the Existing Khanyisa Tier 2 Participants initially on the Effective Date; 15.2.3. If there are not any or insufficient Unallocated Entitlement Assets in any one year for every New Khanyisa Tier 2 Participant in respect of whom a Subsequent Vesting Notice has been given, to acquire Vested Rights in respect of a designated number of SSA Khanyisa Shares and associated Entitlement Assets applicable to him/her determined in accordance with clause 15.2.2 ("Designated Number"): 15.2.3.1.those New Khanyisa Tier 2 Participants who were employed: 15.2.3.1.1. in an earlier period referred to in clause 15.2.2 (shall rank ahead); 15.2.3.1.2. in the same period referred to in clause 15.2.2, shall rank pari passu, as regards rights to vest in Unallocated Entitlement Assets which are forfeited and accordingly become available for New Khanyisa Tier 2 Participants to acquire Vested Rights therein until such time as such New Khanyisa Tier 2 Participants ranking first in time have Vested Rights to the Designated Number, and so on, until all New Khanyisa Tier 2 Participants have, to the extent possible having regard to the Unallocated Entitlement Assets

Page 34 available from time to time, been granted Vested Rights in respect of the Designated Number of SSA Khanyisa Shares and their associated Entitlement Assets. 15.2.4. New Khanyisa Tier 2 Participants who have not been granted Vested Rights in respect of the full Designated Number of SSA Khanyisa Shares and associated Entitlement Assets by the fifth anniversary of the Effective Date, shall with effect from that date forfeit the expectation to acquire any Vested Rights in respect of the balance of the Designated Number of SSA Khanyisa Shares and associated Entitlement Assets. Those who have not received any part of their Designated Number of SSA Khanyisa Shares and associated Entitlement Assets will not become Beneficiaries of the Trust. 16. DISTRIBUTIONS IN RELATION TO KHANYISA TIER 2 PARTICIPANTS 16.1. Except where a Khanyisa Tier 2 Participant has forfeited the right thereto in terms of the provisions of this Trust Deed, each Khanyisa Tier 2 Participant shall, subject to clause 14.1.3 and clauses 16.2 and 16.4 be entitled, receive all Normal Distributions less Specific Taxation and Expenses, if applicable, in consequence of his/her Vested Rights to Entitlement Assets. 16.2. All Normal Distributions declared, the rights to which will vest in any New Khanyisa Tier 2 Participant as a result of any Subsequent Vesting, after the Subsequent Effective Date but before the New Khanyisa Tier 2 Participants obtain the Vested Rights will be paid to him/her as soon as reasonably possible after his/her details have been entered into the Register provided that, in order to avoid incurring costs of effecting payments which are disproportionate to the size of the payment due to any Khanyisa Tier 2 Participant, no amount shall be paid to a Khanyisa Tier 2 Participant unless and until the amount thereof, when aggregated with other unpaid Normal Distributions less Specific Taxation and Expenses due to that Khanyisa Tier 2 Participant amounts to at least R50.00 (fifty Rand). 16.3. Any Normal Distributions in respect of Unallocated Entitlement Assets, whilst they are still Unallocated Entitlement Assets, will be used by the Trust to settle its Costs from time to time. 16.4. Except as otherwise specifically provided in terms of this Trust Deed, payment of any part of Normal Distributions less Specific Taxation and Expenses to Khanyisa Tier 2 Participants who have Vested Rights thereto, shall be effected as soon as reasonably

Page 35 possible after receipt thereof by the Trustees provided that, in order to avoid incurring costs of effecting payments which are disproportionate to the size of the payment due to any Khanyisa Tier 2 Participant, no amount shall be paid to a Khanyisa Tier 2 Participant unless and until the amount thereof, when aggregated with other unpaid Normal Distributions less Specific Taxation and Expenses due to that Khanyisa Tier 2 Participant amounts to at least R50.00 (fifty Rand). 16.5. A Khanyisa Tier 2 Participant shall have Vested Rights in his/her share of Extraordinary Distributions if and when Extraordinary Distributions are received by the Trustees, but, subject to clause 18.3, the Extraordinary Distributions will only be transferred to a Khanyisa Tier 2 Participant on the Khanyisa Tier 2 Transfer Date and not when the Trustees receive same. 17. RESTRICTIVE COVENANTS: KHANYISA TIER 2 PLAN 17.1. Notwithstanding anything to the contrary contained in this Trust Deed, Khanyisa Tier 2 Participants shall not be entitled, without obtaining the prior written consent of Sasol, until expiry of the Empowerment Period and such additional period as may be required thereafter in order to obtain the necessary tax directives concerning any Tax and/or Specific Taxation and Expenses which must be deducted pursuant to the Khanyisa Tier 2 Participants being vested Beneficiaries of the Trust, and to implement clause 20.5, if applicable, to: 17.1.1. Dispose of or enter into any contract to Dispose of any of their Vested Rights; 17.1.2. other than as set out in clause 33.2.6, enter into any agreement in respect of the votes in respect of which they have Vested Rights; or 17.1.3. Dispose of or enter into any contract to Dispose of any Entitlement Assets which have been transferred to him/her in terms of the Trust Deed. 17.2. If the provisions of clause 17.1 are breached by any particular Khanyisa Tier 2 Participant prior to the Final Date, the Vested Rights and the Entitlement Assets of that Khanyisa Tier 2 Participant will be forfeited. 18. REPURCHASE AND DISTRIBUTION OF SSA KHANYISA SHARES 18.1. Automatic Repurchase of SSA Khanyisa Shares 18.1.1. Should any manifest arithmetic errors be discovered in the Repurchase Formula, or should any Corporate Actions impacting upon the holding of SSA

Page 36 Khanyisa Shares be anticipated, the Expert shall determine the necessary changes, if any, to be made to the Repurchase Formula, and the provisions of clauses 18.2.6, 18.2.8 and 18.2.9 will apply to any such determination. 18.1.2. The Automatic Repurchase shall occur on the Trigger Date. For the avoidance of doubt, if the Trigger Date occurs before the Final Date and if after the Automatic Repurchase, the Trustees continue to hold any SSA Khanyisa Shares, the Khanyisa Tier 2 Plan shall continue as regards Khanyisa Tier 2 Participants until the Final Date. 18.1.3. The Company shall repurchase the Automatic Repurchase Shares from the Trust for R0.04 (four cents) per Automatic Repurchase Share. The purchase price shall be payable on the Trigger Date by the Company. 18.1.4. For the avoidance of doubt, if the Automatic Repurchase is applicable and more than 5% (five percent) of the SSA Ordinary shares are repurchased by the Company, the provisions of section 48(8){b) of the Companies Act will not be applicable, as the Trustees have agreed to the Automatic Repurchase occurring, if applicable, in this Trust Deed. 18.1.5. The Expert shall determine the market value of an SSA Ordinary Share for the purposes of P2 in the Repurchase Formula, in accordance with the provisions of clauses 18.2.5 and 18.2.8. 18.1.6. The Automatic Repurchase Shares shall be repurchased voetstoots and without any warranties of any nature save that the Trustees are the owners thereof, nomine officio, and that the Automatic Repurchase Shares are not subject to any pledge, cession in security, mortgage or any other encumbrance (except that securities transfer tax will be payable in respect of the Automatic Repurchase by the Company). 18.1.7. As regards any Automatic Repurchase Shares repurchased by the Company, each Khanyisa Tier 2 Participant shall obtain Vested Rights to the price paid by the Company to the Trustees for the Automatic Repurchase Shares which shall be distributed to the Khanyisa Tier 2 Participants on the Khanyisa Tier 2 Transfer Date in accordance with their Vested Rights and the ratios which they bear to one another, after deduction of Specific Taxation and Expenses.

Page 37 18.2. Automatic Share Exchange 18.2.1. The Automatic Repurchase must have occurred before this clause 18.2 may be implemented. 18.2.2. Sasol has the option after clause 18.1 has been implemented, but prior to the transfer of the SSA Khanyisa Shares to the relevant Beneficiaries, to elect by written notice to the Trustees either to implement the Automatic Share Exchange with: 18.2.2.1.the Trustees, after which the exchanged SOLBE1 Shares will be registered in the name of the Nominee for the benefit of the Trustees, and the Khanyisa Tier 2 Participants shall have Vested Rights in those SOLBE1 Shares in substitution for the subject matter of the Vested Rights; or 18.2.2.2.each Khanyisa Tier 2 Participant with Vested Rights in the SSA Khanyisa Shares, into whose name those SSA Khanyisa Shares will have been transferred, after which they will have SOLBE1 Shares transferred into his/her name. 18.2.3. If Sasol fails to make the election contemplated in clause 18.2.2.1, the provisions of clause 18.2.2.2 shall apply. 18.2.4. The Automatic Share Exchange shall occur in accordance with the Share Exchange Ratio on the Final Date if the provisions of clause 18.2.2.1 have been selected by Sasol to apply or otherwise if the provisions of clause 18.2.2.2 apply, shaH occur immediately after the Khanyisa Tier 2 Transfer Date or if the provisions of clause 21.1 are to be implemented, shall occur on the Business Day immediately succeeding the Trigger Date. For the avoidance of doubt, if the Trigger Date occurs before the Final Date and if after the Automatic Repurchase, the Trustees hold any SSA Khanyisa Shares which are the subject of the Automatic Share Exchange, the Khanyisa Tier 2 Plan shall continue as regards Khanyisa Tier 2 Participants, but with Vested Rights in respect of the SOLBE1 Shares, rather than the SSA Khanyisa Shares until the Final Date.

Page 38 18.2.5. The Share Exchange Ratio shall be determined in the following manner: 18.2.5.1. unless clause 18.2.5.2 or 18.2.5.3 applies, the Expert will be required to determine a ratio which is fair in the circumstances to the Sasol shareholders on the one hand and the other participant in the Automatic Share Exchange on the other hand. The Expert will therefore be at large as to the valuation methodologies which he/she will take into account in order to determine such a fair ratio, but for which purpose the Expert shall consider the methodologies current at that time to determine market value, and shall determine whichever of those are deemed appropriate by the Expert, assessed on a quantitative and qualitative basis; 18.2.5.2. if the shareholders of Sasol resolve at the annual general meeting of Sasol during 2018 that the method contemplated in this clause 18.2.5.2 will apply to the exclusion of the methods contemplated in clauses 18.2.5.1 and clause 18.2.5.3, the Expert shall be required: 18.2.5.2.1. as regards SSA Ordinary Shares: 18.2.5.2.1.1. to use the same methodology to determine the value of the Company and its subsidiaries ("SSA Group") and accordingly an SSA Ordinary Share as was used when the Trustees subscribed for SSA Khanyisa Shares, namely: i). a discounted cash flow valuation of the free cash flow generated by the SSA Group, derived from the latest available management accounts and forecasts prepared by management of the Company; ii). macro-economic assumptions utilised in the discounted cash flow valuation, unless the Expert

Page 39 considersthat anyof such assumptionswasnot market related, in which event the Expert will determine what the market related assumption macro-economic used by Sasol, shouldhave been andthe Expert's determination shall be used in place thereof; iii). the discount rate will be determined utilising the same principles as were used at the time that the Trustees subscribed for the SSA Khanyisa Shares, taking the following into account: a) an appropriate measurement of risk (beta) derived from relevantandcomparable peer analysis; group company b) the prevailing equity market risk premium at the time; c) an appropriate post tax cost of debt of the SSA Group as determined by applying a market-related lending spread over the long term risk free rate over South African government bonds; d) the long term debt to equity ratio for the Company and any subsidiary of the Company, as targeted by the Board or board ofthe

Page 40 subsidiary, as the case may be, (having taken account of the Sasol Group funding policy) that is taken into account when the weighted average cost of capital is calculated; 18.2.5.2.1.2. sequentially applyinga minority discount of 25% (twenty five percent) and liquidity (marketability) discount of 10% (ten percent) (i.e. an effective 32.5% (thirty two point five percent) discount), discounts Trustees being applied the percentage at the time the subscribedfortheSSA Khanyisa Shares; 18.2.5.2.1.3. taking account of any relevant and comparable peer group trading valuation multiples. Having applied clauses 18.2.5.2.1.1 to 18.2.5.2.1.3, the Expert shall consider whether, in order to enable the Automatic Share Exchange to be undertaken pursuant to section 42 of the Income Tax Act, 1962, or any equivalent successor legislation, it is necessary to apply principles in addition to those mentioned above for determining market value current at that time, assessed on a quantitative and qualitative basis, and accordingly, whether it would be appropriate to make an adjustment to the value of SSA determined in accordance with clauses 18.2.5.2.1.1 to 18.2.5.2.1.3; 18.2.5.2.2. as regards SOLBE1 Shares, their market based on an appropriate VWAP or such value other

Page 41 methodology for determining market value as the Expert may determine; or 18.2.5.3. if the shareholders of Sasol resolve at the annual general meeting of Sasol during 2018 that the method contemplated in this clause 18.2.5.3 will apply to the exclusion of the methods contemplated in clauses 18.2.5.1 and 18.2.5.2, the Expert shall be required: 18.2.5.3.1. as regards SSA Ordinary Shares: 18.2.5.3.1.1. to use the same methodology to determine the value of Company and its subsidiaries ("SSA Group") and accordingly an SSA Ordinary Share as was used when the Trustees subscribed for SSA Khanyisa Shares, namely: i). a discounted cash flow valuation of the free cash flow generated by the SSA Group, derived from the latest available management accounts and forecasts prepared by management of the Company; ii). macro-economic assumptions utilised in the discounted cash flow valuation, unless the Expert considersthat any of such assumptions was not market related, in which event the Expert will determine what the market related assumption macro-economic used by Sasol, shouldhave beenandthe Expert's determination shall be used in place thereof;

Page 42 iii). the discount rate will be determined utilising the same principles as were used at the time that the Trustees subscribed for the SSA Khanyisa Shares, taking the following into account: e) an appropriate measurement of risk (beta) derived from relevantandcomparable peer analysis; group company f) the prevailing equity market risk premium at the time; g) an appropriate post tax cost of debt of the SSA Group as determined by applying a market-related lending spread over the long term risk free rate over South African government bonds; h) the long term debt to equity ratio for the Company and any subsidiary of the Company, as targeted by the Boardorboardofthe subsidiary, as the case may be, (having taken account of theSasol Group funding policy) that is taken into account when the weighted average cost of capital is calculated; 18.2.5.3.1.2. sequentially applying aminority discount of 25% (twenty five percent)

Page43 and liquidity (marketability) discount of 10% (ten percent) (i.e. an effective 32.5% (thirty two point five percent) discount), discounts Trustees beingthe percentage applied at the time the subscribed forthe SSA Khanyisa Shares; 18.2.5.3.1.3. taking account of any relevant and comparable peer group trading valuation multiples. 18.2.6. The Expert will act as an expert and not as an arbitrator and his/her decision shall be final and binding on Sasol and all the other participants to the Automatic Share Exchange (save for manifest arithmetic errors). However, Sasol and the Trustees will be entitled to make submissions to the Expert. It will be in the sole discretion of the Expert to determine to what extent he/she will take account of any such submissions. 18.2.7. Sasol shall ensure that the required valuations shall be undertaken in sufficient time in order for the exchange ratios to be known prior to the Final Date. Accordingly, Sasol shall instruct the Expert at least 3 (three) months prior to the Final Date. Sasol shall permit the Expert to have full access to all relevant information concerning the Company and necessary to undertake the valuation, subject to such Expert signing any confidentiality undertaking and other undertakings required by Sasol, the Company and Sasol Khanyisa FundCo. 18.2.8. The Expert shall not (without the prior written consent of Sasol) be appointed to act as an arbitrator or as advisor in a dispute related to, or involving the determination of the market value of the Company. 18.2.9. The costs of the Expert shall be borne by Sasol. 18.2.10. Sasol shall issue the relevant SOLBE1 Shares to the Nominee for the benefit of each relevant Khanyisa Tier 2 Participant, or the Trustees, as the case may be.

Page 44 18.2.11. Sasol shall be entitled to require the Trustees to transfer out of their names nomine officio those SSA Khanyisa Shares into the name of Sasol as nominee for the Trustees. 18.3. Non-Automatic Share Exchange At the election of Sasol, which election shall be notified to the Trustees if the provisions of clause 18.2.2: 18.3.1. become operative, during the period from the date on which the provisions of clause 18.2.2 become operative but prior to the implementation of the Automatic Share Exchange; or 18.3.2. do not become operative, during the 60 (sixty) day period from the implementation of the Automatic Repurchase, there shall be: 18.3.3. an exchange for any of the Entitlement Assets which are shares other than SSA Khanyisa Shares for SOLBE1 Shares, for which purpose the provisions of clause 18.2, read with the definition of Share Exchange Ratio, shall be applied mutatis mutandis to any of such Entitlement Assets, to determine a ratio for the exchange of such Entitlement Assets; and/or 18.3.4. a subscription for SOLBE1 Shares using any Extraordinary Distributions, provided that, if clause 18.2.5.2 applies to the Automatic Share Exchange, it shall not apply to this non-automatic share exchange, but instead, the Expert shall: 18.3.5. as regards such Entitlement Assets which are shares and which were valued for the purposes of the subscription by the Trustees of SSA Khanyisa Shares, and an interest in the company which issued such Entitlement Assets, is still held by the Company, use the same methodology to determine the market value of such Entitlement Assets, as was used then. Having applied the same methodology, the Expert shall consider whether, in order to enable the non-automatic share exchange to be undertaken pursuant to section 42 of the Income Tax Act, or any equivalent successor legislation, it is necessary to apply other methodologies for determining market value current at that time, assessed on a quantitative and qualitative basis, and accordingly, whether it

Page 45 would be appropriate to make an adjustment to the value of the relevant Entitlement Assets determined in accordance with the same methodology; or 18.3.6. determine that the Trustees must use cash Extraordinary Distributions to subscribe for SOLBE1 Shares, such subscription shall be at a price per SOLBE1 Share determined by the Expert in accordance with clause 18.2; 18.3.7. in any other case, use any valuation method determined by the Expert as being appropriate to determine market value. 19. CESSATION OF EMPLOYMENT, FORFEITURE AND REALLOCATION AS REGARDS KHANYISA TIER 2 PARTICIPANTS 19.1. Cessation of Employment by Reason of Death If any Khanyisa Tier 2 Participant ceases to be employed by an Employer Company at any time prior to the Final Date s/he will cease to be a Beneficiary of the Trust and forfeit his/her Vested Right in his/her Entitlement Assets, save unless the reason for such cessation is death (or in the case of a Khanyisa Tier 2 Participant contemplated in clause 19.2 below, supervening death), in which event the Khanyisa Tier 2 Participant's nominated beneficiaries, in proportion to their allocation as per the nomination form, under the relevant Employer Company's approved pension fund scheme who are Black Persons or Black Groups, or in the absence of any such nominations, the Beneficiary's heirs, who are Black Persons or Black Groups, shall be substituted for the deceased Khanyisa Tier 2 Participant and shall acquire Vested Rights in his/her Entitlement Assets, subject to the same restrictive covenants as set out in clause 17. If such replacement Beneficiary: 19.1.1. dies the provisions of this clause 19.1 will apply to his/her heirs as replacement Beneficiaries; 19.1.2. is not a Black Person or a Black Group, the provisions of clause 19.3 will apply to such replacement Beneficiary mutatis mutandis, with any reference to: 19.1.2.1.the resignation of a Khanyisa Tier 2 Participant being read as a reference to the date upon which the deceased Khanyisa Tier 2 Participant died;

Page 46 19.1.2.2.a Khanyisa Tier 2 Participant who ceases to be employed by an Employer Company by reason of his/her resignation ("Resigned Employee") being read as a reference to the replacement Beneficiary. 19.2. Cessation of Employment with the Group by reason of Retirement, Retrenchment or by virtue of s197 of the LRA If any Khanyisa Tier 2 Participant ceases to be employed by an Employer Company at any time prior to the Final Date, s/he will cease to be a Beneficiary of the Trust and forfeit his/her Vested Right in his/her Entitlement Assets, save unless the reason for such cessation is that s/he is a Retired/Retrenched/Transferred Employee in which event the Khanyisa Tier 2 Participant concerned shall continue to be a vested Beneficiary of the Trust in relation to his/her Entitlement Assets, subject to the same restrictive covenants as set out in clause 17. 19.3. Cessation of Employment by reason of resignation Any Resigned Employee: 19.3.1. at any time until the 3rct (third) anniversary of the Effective Date or the Subsequent Effective Date, as the case may be, the Resigned Employee shall, ipso facto, with effect from the date of his/her resignation, forfeit his/her Vested Rights in his/her Entitlement Assets (but will not forfeit Normal Distributions already declared but not yet paid to the Trustees or received by the Trustees and not yet paid to the Khanyisa Tier 2 Participants and will cease to be a Khanyisa Tier 2 Participant prior to the date of his/her resignation) and will cease to be a Beneficiary of the Trust. 19.3.2. after the Forfeiture Period but prior to the Final Date, the Resigned Employee shall, ipso facto, with effect from the date of his/her resignation forfeit: 19.3.2.1.70% (seventy percent) of his/her Vested Rights if s/he resigned at any time during the first year after the Forfeiture Period; 19.3.2.2.60% (sixty percent) of his/her Vested Rights if s/he resigned at any time during the second year after the Forfeiture Period; 19.3.2.3.50% (fifty percent) of his/her Vested Rights if s/he resigned at any time during the third year after the Forfeiture Period;

Page 47 19.3.2.4. 40% (forty percent) of his/her Vested Rights if s/he resigned at any time during the fourth year after the Forfeiture Period; 19.3.2.5. 30% (thirty percent) of his/her Vested Rights if s/he resigned at any time during the fifth year after the Forfeiture Period; 19.3.2.6. 20% (twenty percent) of his/her Vested Rights if s/he resigned at any time during the sixth year after the Forfeiture Period; or 19.3.2.7. 10% (ten percent) of his/her Vested Rights if s/he resigned at any time during the seventh year after the Forfeiture Period, excluding his/her right to any Distribution already declared by the Company, but not yet paid to the Trustees or received by the Trustees and not yet paid to the Khanyisa Tier 2 Participants and will cease to be a Khanyisa Tier 2 Participant under the Trust. 19.4. Cessation of Employment by Reason of Dismissal 19.4.1. Subject to clause 19.4.2, if a Khanyisa Tier 2 Participant ceases to be employed at any time prior to the Final Date by reason of his/her dismissal, such dismissed Khanyisa Tier 2 Participant shall, ipso facto, with effect from the date of his/her dismissal, forfeit his/her Vested Rights in his/her Entitlement Assets (including his/her Vested Right to any Normal Distribution declared by SSA but not yet paid to the Trustees or received by the Trustees but not yet paid to the Khanyisa Tier 2 Participants prior to the date of his/her dismissal) and will cease to be a Khanyisa Tier 2 Participant under the Trust. 19.4.2. If the dismissal of a Khanyisa Tier 2 Participant is found by one of the CCMA, a Bargaining Council having jurisdiction or the Labour Court or the Labour Appeal Court to have been substantively unfair and such decision is either not challenged by the Employer Company or has been confirmed on review by the Labour Court then the dismissed employee shall be re-instated as a Khanyisa Tier 2 Participant with effect from the date of his/her dismissal and shall with retrospective effect, be reinstated with the Vested Rights forfeited as a result of the dismissal as if the forfeiture had never taken place. 19.4.3. In the event that a Khanyisa Tier 2 Participant is found to have been substantively unfairly dismissed as described in clause 19.4.2 above, but is not awarded reinstatement of his/her employment, the Khanyisa Tier 2

Page 48 Participant will be considered, for purposes of this Trust Deed, to have resigned with effect from the date of his/her dismissal. 19.4.4. The operation of clauses 19.4.2 and 19.4.3 above shall not be suspended by any appeal that may be launched, by an Employer Company or former Khanyisa Tier 2 Participant to the Labour Appeal Court or any other court. 19.4.5. If a dispute is declared regarding the substantive fairness of the dismissal of a Khanyisa Tier 2 Participant, such Khanyisa Tier 2 Participant's Vested Rights shall continue to be forfeited, but the Entitlement Assets which are the subject of the Vested Rights shall not become unallocated if the provisions of clause 19.4.2 apply. If it is no longer possible for clause 19.4.2 to be invoked the Vested Rights shall remain forfeited and the Entitlement Assets in question shall thereupon only from that date form part of the Unallocated Entitlement Assets. 19.4.6. Once the dispute referred to in clause 19.4.5 has been settled and: 19.4.6.1. the Khanyisa Tier 2 Participant concerned has been dismissed, the forfeited Entitlement Assets will follow the process of forfeited Vested Rights as set out in clause 19.6; 19.4.6.2. the Khanyisa Tier 2 Participant concerned has been reinstated, his/her Entitlement Assets will not be forfeited and he/she will be paid any Normal Distributions declared but not paid to him/her by the Trust during the period of the dispute. 19.5. Transfers within the Group Notwithstanding anything to the contrary contained herein, a Khanyisa Tier 2 Participant who ceases to be employed by a Group Company but is thereupon immediately employed by another Group Company, shall not for the purposes of clause 19, be deemed to have ceased to be in employment by the Group. 19.6. Reallocation of Forfeited Vested Rights 19.6.1. For the 5 (five) year period from the Effective Date the provisions of clause 15.2 shall apply and only after all New Khanyisa Tier 2 Participants have received Vested Rights in the Designated Number of Entitlement Assets, shall the Entitlement Assets which were the subject matter of such

Page 49 Vested Rights which are forfeited, become available for reallocation as contemplated in clause 19.6.2. 19.6.2. As regards any Entitlement Assets which are forfeited during any financial year of the Company up to the 5th (fifth) anniversary of the Effective Date and which are not required for purposes of clause 15.2, each of the Khanyisa Tier 2 Participants on the 30th (thirtieth) day prior to the end of that financial year will automatically acquire either Vested Rights or ownership, as applicable, in those forfeited Entitlement Assets in the same ratios as s/he then has Vested Rights or ownership in his/her Entitlement Assets, save that there will be no Vested Rights in or ownership of fractions of Shares ("Forfeited SSA Fractions"). Any Forfeited SSA Fractions remaining on the Final Date will first vest before they are exchanged by the Trustees with Sasol for SOLBE1 Shares mutatis mutandis in accordance with the Automatic Share Exchange provisions, whereafter they will be sold in the market for the benefit of the Khanyisa Tier 2 Participants. The proceeds Jess Specific Taxation and Expenses, will be vested and paid on the Khanyisa Tier 2 Transfer Date in the proportions that the Entitlement Assets of the Khanyisa Tier 2 Participants bear to each other. 19.6.3. On the 5th (fifth) anniversary of the Effective Date, the Khanyisa Tier 2 Participants will automatically acquire Vested Rights in respect of any remaining Unallocated Entitlement Assets in the same proportions as s/he holds his/her Entitlement Assets at that date, save for fractions which will be dealt with mutatis mutandis in accordance with clause 19.6.2. 20.TRANSFER OF ENTITLEMENT ASSETS TO KHANYISA TIER 2 PARTICIPANTS 20.1. On the Khanyisa Tier 2 Transfer Date, the Entitlement Assets which are shares, or the SOLBE1 Shares if the Automatic Share Exchange has occurred, and, if applicable the non-automatic share exchange contemplated in clause 18.3, less Specific Taxation and Expenses (which shall be dealt with as contemplated in either clause 20.4 or 20.5) shall thenceforth be held by: 20.1.1.if they are SOLBE1 Shares, the Nominee for the benefit of the Khanyisa Tier 2 Participants concerned as beneficial owners, instead of the Trustees;

Page 50 20.1.2. if they are Entitlement Assets which are shares, the Trustees no longer as principals, nomine officio, but as nominees for the benefit of the Khanyisa Tier 2 Participants concerned as beneficial owners. 20.2. On the Khanyisa Tier 2 Transfer Date, the Trustees shall transfer to each Khanyisa Tier 2 Participant his/her Entitlement Assets, which are not shares, including cash. 20.3. Each Khanyisa Tier 2 Participant shall be liable for the Specific Taxation and Expenses arising from the vesting, transfer and/or realisation of his/her Entitlement Assets in terms of the provisions of this Trust Deed. The Trustees will inform each Khanyisa Tier 2 Participant in writing of any directive received from the South African Revenue Services relating to the Specific Taxation and Expenses attributable to him/her. 20.4. Each Khanyisa Tier 2 Participant entitled to Entitlement Assets shall, by no later than 5 (five) days from receipt of the notification referred to in clause 20.3 above, which date shall be before any transfer of Entitlement Assets is effected, notify the Trustees if s/he shall make payment to the Trustees prior to the transfer of the Entitlement Assets to him/her, in cash of the amount of Specific Taxation and Expenses attributable to such Khanyisa Tier 2 Participant. 20.5. Should a Khanyisa Tier 2 Participant fail to: 20.5.1. notify the Trustees within the 5 (five) day period that s/he intends to make payment to the Trustees prior to the transfer of the Entitlement Assets to him/her, in cash of the amount of Specific Taxation and Expenses attributable to such Khanyisa Tier 2 Participant; and/or 20.5.2. make the payment so notified in terms of clause 20.5.1, in cash within the relevant period, the Trustees, before ownership of such Entitlement Assets has passed to the Khanyisa Tier 2 Participant, as his/her agent and on his/her behalf, shall use any cash in respect of which such Khanyisa Tier 2 Participant has Vested Rights and to the extent necessary shall realise sufficient of his/her Entitlement Assets in order to discharge his/her liability to pay the Specific Taxation and Expenses attributable to him/her, including taxation of this very disposal. In this circumstance, the Khanyisa Tier 2 Participant grants the Trustees an irrevocable power of attorney to act as his/her agent, with power of substitution. Any proceeds of such realisation remaining after discharging

Page 51 the Specific Taxation and Expenses attributable to such Khanyisa Tier 2 Participant shall be paid to the Khanyisa Tier 2 Participant concerned. 21. CORPORATE ACTION AS REGARDS THE KHANYISA TIER 2 PLAN 21.1. Take Overs at Company Level Only If an Offeror offers to purchase all or a portion of the Ordinary Shares held by Sasol and/or by any other member of the Sasol Group and: 21.1.1. no simultaneous Offer is made by the Offeror to the Trustees for the acquisition of the SSA Khanyisa Shares, then the Trustees agree that the Trust will not be entitled to participate in that Offer (and to the extent necessary waive any right to receive such Offer) or have any claims as a result of its non-participation in the Offer; 21.1.2. a simultaneous Offer is made by the Offeror to the Trustees for the acquisition of the SSA Khanyisa Shares, then at Sasol's election given in writing to the Trustees, the Trustees shall be obliged to accept or reject the Offer in respect of the SSA Khanyisa Shares on the following basis: 21.1.2.1. if Sasol does not make any election, it shall be deemed to have directed that the Trustees must reject the Offer; 21.1.2.2. if the Trustees are directed by Sasol not to accept the Offer or Sasol is deemed to have directed that the Trustees must reject the Offer, then the Trustees agree that the Trust will not be entitled to participate in that Offer, and to the extent necessary the Trustees waive any right to receive such Offer and the Trustees and each of the Khanyisa Tier 2 Participants shall not have any claims as a result of the Trust's non-participation in the Offer; 21.1.2.3. if the Trustees are directed by Sasol to accept the Offer, then Sasol shall bring forward the Trigger Date as contemplated in clause 1.3.93.1 and shall bring forward the Final Date to the first Business Day after the closing of the Offer. In such event, the Vested Rights in SSA Khanyisa Shares of each Khanyisa Tier 2 Participant concerned shall be substituted for Vested Rights to the consideration which the Trustees will receive on acceptance

Page 52 of that Offer, in place of the SSA Khanyisa Shares which have been released to the Offeror and the provisions of clause 20 shall be implemented. 21.2. Take Overs at Sasol Level affecting the Trust Should an Offeror give notice to the Sasol Board that it intends to propose an Offer for the acquisition of all or a part of the entire share capital of Sasol or the SOLBE1 Shares: 21.2.1. and Sasol has indicated its intention to the Trustees, to bring forward the Trigger Date as contemplated in clause 1.3.93.1, to effect the Automatic Share Exchange (and if Sasol so determines the non-automatic share exchange in accordance with clause 18.3) with the Trustees on the day after the Trigger Date and, if the Offer becomes unconditional, to make the Final Date an earlier date: 21.2.1.1. the Trustees shall notify each Khanyisa Tier 2 Participant about the Offer and each Khanyisa Tier 2 Participant shall be entitled, by not later than 3 (three) Business prior to the closing date of the Offer to direct the Trustees in writing, who in turn will direct the Nominee how to vote, as regards the SOLBE1 Shares in respect of which s/he will have Vested Rights when the Automatic Share Exchange is implemented and which are the subject of the Offer; 21.2.1.2. if the Offer becomes unconditional the Trustees, as the owners of SOLBE1 Shares, which are the subject of the Offer must, to the extent that the Offer is: 21.2.1.2.1.binding on all the holders of SOLBE1 Shares whether by acceptance or by operation of law, comply with such offer, including releasing such SOLBE1 Shares, to the Offeror and receiving the consideration due from the Offeror. In such event, the Vested Rights in SOLBE1 Shares of each Khanyisa Tier 2 Participant concerned shall be substituted for Vested Rights to such consideration, in place of the SOLBE1 Shares which have been

Page 53 released to the Offeror and the provisions of clause 20 shall be implemented; 21.2.1.2.2. not binding on all the holders of SOLBE1 Shares but any particular Khanyisa Tier 2 Participant directed the Trustees to accept the Offer in respect of those SOLBE1 Shares to which he/she would have Vested Rights on the implementation of the Automatic Share Exchange and which are the subject of the Offer, comply with such Offer, including releasing the SOLBE1 Shares to the Offeror and receiving the consideration due from the Offeror. In such event, the Vested Rights in SOLBE1 Shares of each Khanyisa Tier 2 Participant concerned willbe substituted for Vested Rights to such consideration in place of the SOLBE1 Shares, which have been released to the Offeror and the provisions of clause 20 shall be implemented. As regards those Khanyisa Tier 2 Participants who did not direct the Trustees to accept the Offer, s/he shall continue to have Vested Rights in his/her SOLBE1 Shares and the provisions of clause 20 shall be applied in respect of such SOLBE1 Shares; 21.2.2. and Sasol has not indicated to the Trustees an intention to bring the Trigger Date forward, to effect the Automatic Share Exchange on the Business Day after the Trigger Date, and, if the Offer becomes unconditional, Sasol will make the Final Date an earlier date, the consequence will be that it will not be possible for the Trustees to participate in the Offer. In such event neither the Trustees nor the Khanyisa Tier 2 Participants shall have any claims against Sasol but if the listing of the SOLBE1 Shares has been affected by the implementation of the Offer, Sasol will take whatever steps are necessary in an endeavour to ensure that there is a listing of the SOLBE1 Shares on the same or similar basis as currently prevails or at least that there is an alternative trading platform for the SOLBE1 Shares on the Final Date.

Page 54 21.3.Power of Attorney The Trustees irrevocably and in rem suam appoint Sasol as their attorney and agent to do all such things as may be necessary to comply with the provisions of this clause 21 dealing with Corporate Actions only. 22.DISTRIBUTION TO THE RESIDUAL BENEFICIARYIIES If the selection has been made in terms in clause 1.3.6.2, any cash remaining on the later of the Khanyisa Tier 2 Transfer Date and the application of the Automatic Share Exchange which is not required to settle Costs, shall vest in and be paid to all of the Khanyisa Tier 2 Participants pro rata to their respective Vested Rights on the Final Date. PART D-GENERAL PROVISIONS APPLICABLE TO THE TRUST 23. FURTHER FUNDING OF THE TRUST BY THE COMPANY Save as contemplated in clause 31, the Company shall not be obliged to provide any funding of any nature to the Trust nor shall it be obliged to give any guarantee or indemnity in respect of any of the Trust's liabilities or obligations. 24. TRUSTEES 24.1. Number and Composition of Trustees 24.1.1.Save as may otherwise be required by the Codes, and save in the period prior to the appointment of the first Elected Trustees in terms of clause 24.3, there shall at all times be no more than, and no less than, 4 (four) Trustees in office for the valid exercise of the powers and discharge of the duties of the Trustees in terms of this Trust Deed: 24.1.1.1. all of whom must be Black People; 24.1.1.2. one of whom must be a Black Person who is female; 24.1.1.3. one of whom must be a director of Sasol or any of the Group Companies; 24.1.1.4. the majority of whom must be independent of Sasol; 24.1.1.5. none of whom shall benefit from the Plan.

Page 55 24.1.2. No executive director of Sasol or of any other Employer Company may be appointed as a Trustee. 24.1.3. In the event that the Codes require the appointment of any additional trustees, the first additional Trustee will be appointed by the Beneficiaries and the second additional Beneficiary shall be appointed by Sasol, and so on in rotation. 24.1.4. The Trustees shall be appointed as follows: 24.1.4.1.2 (two) shall be appointed, removed and replaced by the Beneficiaries, it being recorded that at all times, the Trustees appointed by the Beneficiaries must have experience in the administration of trusts and will be independent of Sasol; and 24.1.4.2.2 (two) shall be appointed, removed and replaced by Sasol, it being recorded that at all times one of these Sasol Appointed Trustees will be independent of Sasol. 24.2. Sasol Appointed Trustees 24.2.1.It is recorded that Yvonne Malekhotla Motsisi and Naeem Adam are the Sasol Appointed Trustees in terms of clause 24.1.4.2 and also the First Trustees of the Trust. Yvonne Malekhotla Motsisi and Naeem Adam, by their signature to this Trust Deed, accept their appointment as such and undertake to carry out all the duties, functions and obligations incumbent upon them as soon as the letters of authority have been issued to them by the Master. 24.2.2.Sasol shall from time to time on written notice to the Trustees be entitled to remove and replace a Sasol Appointed Trustee so appointed. 24.3. Elected Trustees 24.3.1. Within 6 (six) months of the Effective Date, the First Trustee/s shall procure that the Beneficiaries shall have the opportunity to elect their Trustees referred to in clause 24.1.4.1 from a list containing the names of persons, who shall be independent of Sasol, who have been nominated by Beneficiaries as candidates, who comply with the applicable requirements of this clause 24, including but not limited to clauses 24.4.1 and 24.4.2, and who are not disqualified in terms of clause 24.4 ("Qualification, Disqualification

Page 56 and Further Election of Trustees") ("Candidates"), in accordance with procedures to be determined by Sasol from time to time, which procedures shall not entitle Sasol to veto the nomination of any Candidate. 24.3.2. The First Trustee/s shall send a written notice to each Beneficiary, requesting him/her to vote for the appointment as Trustees of 2 (two) Candidates. Each Beneficiary who wishes to vote for Candidates shall address his/her vote or votes to the First Trustees by returning such notice, stating the names of the Candidates for whom s/he is voting. 24.3.3. The First Trustee/s shall count the votes received from the Beneficiaries, which count shall be verified by the Auditors, and the nominees to receive the highest number of votes shall be elected whereafter the First Trustees shall notify the Beneficiaries of the Candidates who have been elected in terms of this clause 24.3. 24.3.4. Should the Master refuse to grant the letters of authority to an Elected Trustee, or require that security be provided by an Elected Trustee, the Elected Trustee concerned shall not qualify to be an Elected Trustee of this Trust and in such event, the First Trustees shall identify the Candidate who received the next most votes in the election in terms of this clause 24.3, and such Candidate shall be put forward to the Master to replace the disqualified Candidate. The same process shall be followed if the Master refuses to grant letters of authority to, or requires security from, such alternate Candidate. 24.3.5. The Trustees in office from time to time shall ensure that an election of new Elected Trustees shall take place at 3 (three) year intervals, mutatis mutandis, on the basis set out in the other provisions of this clause 24.3, provided that if no nominations are made by the Beneficiaries, or in the case of nominations no votes are cast in respect of any Candidates, then the Elected Trustees shall remain in office for the next period of 3 (three) years. 24.3.6. 10 (ten) Beneficiaries may, by notice in writing to the Trustees ("Requisition Notice"), requisition that a meeting of Beneficiaries be convened by the Trustees for the purposes of considering a resolution or resolutions to remove an Elected Trustee then in office. The Requisition Notice shall detail: the name of the Elected Trustee the removal of whom will be considered at the meeting of Beneficiaries, and the reasons for requiring the removal of the Elected Trustee. As soon as practicable after receipt of a Requisition Notice,

Page 57 the Trustees shall convene a meeting of Beneficiaries mutatis mutandis in accordance with the provisions of clause 33, save that 24.3.6.1. not less than 21 (twenty-one) clear days' written notice of such meeting shall be given to the Beneficiaries and to the Elected Trustee; 24.3.6.2. such notice shall set out the reasons advanced by the Beneficiaries for the removal of the Elected Trustee as set out in the Requisition Notice; and 24.3.6.3. in order for a resolution for the removal of an Elected Trustee to be validly passed and effective at such meeting, such resolution must be passed by more than 50% (fifty per cent) of the votes cast in terms of clause 33.2.7 by Beneficiaries present in person or by proxy and voting at such meeting. 24.4. Qualification, Disqualification and Further Election of Trustees 24.4.1. Trustees shall have a minimum of 5 (five) years' experience in the administration of employee share ownership plans with a B-BBEE element in South Africa. 24.4.2. Beneficiaries shall not be eligible for appointment as Trustees. 24.4.3. Notwithstanding anything to the contrary contained in this clause 24 the following persons shall be disqualified from acting as Trustee, and any Trustee in office from time to time that falls to be disqualified in terms hereof, shall be deemed to have ipso facto resigned: 24.4.3.1. any person who would be disqualified from acting as a director of a company in terms of the Companies Act; 24.4.3.2. any person removed from any office of trust on account of misconduct; 24.4.3.3. any person whose estate has been sequestrated and has not yet been rehabilitated; 24.4.3.4. any person who has been declared by a competent court to be mentally ill or incapable of managing his/her own affairs or if s/he

Page 58 is by virtue of the Mental Health Act, 1973, detained as a patient in an institution or as a state patient; 24.4.3.5. any person who has been convicted in South Africa or elsewhere of any offence of which dishonesty is an element or of any other offence for which s/he has been sentenced to either imprisonment without the option of a fine or a fine in excess of R5 000,00 (five thousand Rand); 24.4.3.6. any person who has been dismissed from the employ of the Company or any Group Company for any reason whatsoever; and 24.4.3.7. any person whose appointment would in any way adversely impact the points which the Company may otherwise have been entitled to earn under the generic scorecard of the Codes and/or Charter (as the case maybe). 24.4.4. The office of a Trustee shall be automatically vacated if: 24.4.4.1. s/he becomes disqualified in terms of clause 24.4.3; 24.4.4.2. s/he resigns his/her office by not less than 60 (sixty) days (or such shorter period as the remaining Trustees may agree to) written notice to the remaining Trustees; 24.4.4.3. s/he dies; 24.4.4.4. his/her term of office as such shall have expired as contemplated in clause 24.3.5; 24.4.4.5. in the case of a Sasol Appointed Trustee, s/he is removed from office by Sasol in terms of clause 24.2.2; or 24.4.4.6. in the case of an Elected Trustee, s/he is removed from office by a resolution of the Beneficiaries at a meeting of Beneficiaries convened in terms of clause 24.3.6. 24.4.5. If the office of an Elected Trustee is vacated for any reason whatsoever, then the remaining Trustees shall as soon as possible thereafter cause elections to be held in terms of clause 24.3 to elect a new Elected Trustee.

Page 59 24.4.6.No Trustee shall have the right during his/her lifetime or by last will to appoint his/her successor or an alternate Trustee to serve as Trustee in his/her place and stead. 25. PROCEEDINGS OF TRUSTEES 25.1. Any Trustee is at all times entitled to convene a meeting of the Trustees by giving 14 (fourteen) clear days' written notice to the other Trustees, or such shorter notice as may be agreed by all of them in writing. 25.2. The Trustees shall meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they deem fit. 25.3. The Trustees may participate in a meeting of the Trustees by means of conference telephone or similar equipment by means of which all persons participating in the meeting can hear each other and any such participation in a meeting shall constitute presence in person at the meeting. 25.4. Save at the time prior to the appointment of the first Elected Trustee in terms of clause 24.3 the majority of Trustees shall constitute a meetings of the Trustees. quorum for the purposes of 25.5. Save as may be expressly otherwise provided in this Trust Deed or the Statutes, decisions to be taken by the Trustees present at a meeting of Trustees shall take place by majority vote. 25.6. A resolution in writing signed by the majority of Trustees shall be valid and effectual as if it had been passed at a meeting of the Trustees duly called and constituted, and such resolution may be signed in counterparts and shall have effect from the date of last signature. 25.7. The Trustees shall keep minutes of their meetings in writing and all resolutions passed by the Trustees shall be duly signed by the majority of Trustees. 25.8. In the event that the Trustees are required to vote on any proposed resolution (including any voluntary winding-up) of the shareholders of SSA or Sasol (as the case may be), or with regard to the acceptance of a take-over offer or scheme of arrangement, the Trustees shall be obliged to allow the relevant Beneficiaries adequate time, to give directions to the Trustees on how to vote in such regard.

Page 60 26. POWERS OF TRUSTEES 26.1. Subject to the restrictive covenants set out in clause 29, the Trustees shall have the power and authority to achieve the intents, objects and purposes of the Trust, to do whatever may be effected by a natural person who is a major in relation to his/her own affairs and as may be necessary for, or incidental to, the carrying out of their duties as set out in this Trust Deed, and such powers to do all things necessary to exercise the rights and perform the obligations of the Trust. Without derogating from the generality of the foregoing, the Trustees shall have the following specific powers: 26.1.1. to open and operate (either themselves or by a person/s authorised by them) bank accounts in the name of the Trust with any bank without any overdraft facility available in respect thereof, to draw, accept, make or endorse cheques, bills of exchange or promissory notes for and on behalf of the Trust; 26.1.2. to make any investments with the relevant member of the Group in accordance with clause 32; 26.1.3. to subscribe for the SOL Shares, SOLBE1 Shares and SSA Khanyisa Shares in accordance with clauses 5.1, 5.2 and 14.1 respectively, but to hold them only as an investment and never to trade in them, otherwise than as provided for in this Trust Deed, or for the avoidance of doubt, the term of issue of the SSA Khanyisa Shares relating to the Notional Vendor Finance; 26.1.4. to exercise or to procure the exercise of the voting powers or other rights attached to the Plan Assets, as determined in accordance with clause 35; 26.1.5. to attend shareholders' meetings of the Company and exercise voting rights thereat in accordance with the provisions of clauses 35.5 to 35.7; 26.1.6. to vest Unallocated Entitlement Assets as and when required in appropriate Beneficiaries during the Empowerment Period; 26.1.7. to distribute Plan Assets and any other assets to the Beneficiaries in accordance with the terms of this Trust Deed; 26.1.8. to vest Forfeited Fractions and Forfeited SSA Fractions and thereafter to realise same for the benefit of Beneficiaries, after the deduction of Costs; 26.1.9. to pay Costs out of Normal Distributions in respect of Unallocated Entitlement Assets;

Page 61 26.1.10. to delegate any of their rights, obligations, functions and powers set out in this Trust Deed to a person or entity (including the Administrator) who is approved in writing by the Board; 26.1.11. to employ any professional or other person as the Trustees, acting reasonably and prudently, may decide, to provide professional services to the Trust and to take and act upon any professional advice so obtained, provided that the Trustees have obtained the pre-approval in writing of the Company's audit committee for an appointment by the Trustees of the Auditors for any non-audit services; 26.1.12. to receive any Normal Distributions or Extraordinary Distributions; 26.1.13. to comply with the Automatic Repurchase and the Automatic Share Exchange and the non-automatic share exchange contemplatedin clause 18.3; 26.1.14. to keep books of account of all transactions and proper records of the affairs of the Trust; 26.1.15. to deal with any Corporate Action on the basis set out in this Trust Deed; 26.1.16. to appear wherever necessary and there to sign all documents and generally to do all things required to give effect to the terms of this Trust Deed; and 26.1.17. to exercise such further rights, powers and authorities as may from time to time be conferred upon them by resolution of the Board or the Sasol Board, as the case may be. 26.2. The Elected Trustees shall have the power to employ any professional person as the Elected Trustees may any time reasonably require to enable them to perform their powers, duties and functions under this Trust Deed, and the Trust shall bear the reasonable costs of employing such professional person. 26.3. Without prejudice to any of the foregoing, the Trustees shall have: 26.3.1. full capacity to contract on behalf of the Trust, subject always to such limitations, if any, as may be imposed by this Trust Deed, provided that they shall under no circumstances, subject to the Statutes, be personally liable on any such contract; and

Page 62 26.3.2. locus standi in judicio and be capable of bringing, defending, opposing, withdrawing, settling and/or otherwise acting on behalf of the Trust in connection with any proceedings whatsoever in or before any court, or in any arbitration forum, or before any other forum, provided that all costs reasonably incurred by them in that regard shall be for the account of the Trust. 26.4. All deeds, documents or instruments required to be executed by the Trustees shall be deemed to have been validly executed if executed by all the Trustees. 27. DUTIES OF TRUSTEES 27.1. The Trustees shall establish separate Registers for the SSA Khanyisa Shares, the SOL Shares and the SOLBE1 Shares and other Entitlement Assets which are shares, in which they shall record, in respect of each Beneficiary, at least the following: 27.1.1. the number of Entitlement Assets in respect of which each such Beneficiary has Vested Rights; 27.1.2. the Entitlement Assets in respect of which Vested Rights are still to be granted to him/her if the proviso in clause 15.2 is applicable to such New Khanyisa Tier 2 Participant; 27.1.3. the Subsequent Effective Date where such Beneficiary is a New Khanyisa Tier 2 Participant; 27.1.4. any forfeitures of Vested Rights, which shall be entered into the Register as soon as possible after the forfeiture occurs; 27.1.5. the date of termination of his/her Employment by the Group; 27.1.6. the reason for termination of his/her Employment by the Group; and 27.1.7. details of all Normal Distributions and/or Entitlement Assets, after deduction of an amount to cover Specific Taxation and Expenses, made to him/her in terms of this Trust Deed. 27.2. The Trust shall hold the Plan Assets in accordance with the provisions of this Trust Deed for the ultimate benefit of the Beneficiaries, but in relation to the SSA Khanyisa Shares, subject to the Automatic Repurchase.

Page 63 27.3. The Trustees shall not incur liabilities other than liabilities (including, without limitation, audit fees and liabilities in respect of Tax) that they are obliged to incur in terms of any applicable law, or as specifically permitted by this Trust Deed. 27.4. The Trustees shall not make any distributions to Beneficiaries in a manner other than that specified in this Trust Deed. 27.5. The Trustees shall procure, insofar as they are able, that all circulars, letters and other documents issued to Shareholders or Sasol Shareholders, as the case may be, are made available to Beneficiaries, on written request to the Administrator during normal business hours. 27.6. The Trustees shall procure that the Trust Deed is available on written request by any Beneficiary in an official language in which that Beneficiary is familiar, having regard to the necessity to have this Trust Deed translated and allowing sufficient time therefor, provided that the English version of the Trust Deed shall prevail over any other translated version of the Trust Deed. 28. PRIVILEGES OF THE TRUSTEES 28.1. The Trustees shall be exempt from any obligation to furnish security in connection with their appointment and/or for the due administration of the Trust to the Master or any other person, body or authority. 28.2. Subject to the Statutes: 28.2.1. no Trustee shall be liable to make good to the Trust or any Beneficiary any loss occasioned or sustained by any cause, howsoever arising, except such losses as may arise from or be occasioned by his/her own personal dishonesty or other wilful misconduct or gross negligence; 28.2.2. no Trustee shall be liable for any act of dishonesty or other misconduct committed by any other Trustee unless she knowingly allowed it or was an accessory to such dishonesty or other misconduct; and 28.2.3. the Trustees shall be indemnified out of the assets of the Trust against all claims and demands of whatsoever nature that may be made upon them arising out of the exercise or purported exercise of any of the powers hereby conferred upon them.

Page 64 28.3. The Trustees shall be reimbursed for all reasonable and necessary expenses incurred by them on behalf of, or for the benefit of, the Trust. 28.4. Trustees who are not employees of the Group shall be entitled to be remunerated for their services as such and such remuneration shall be determined by Sasol from time to time. 29. RESTRICTIVE COVENANTS PERTAINING TO THE TRUST The Trustees shall, unless and to the extent that the Company and Sasol may otherwise in writing agree, not: 29.1. save for the Plan Assets or SOLBE1 Shares pursuant to the Automatic Share Exchange, acquire any other asset except for holding cash, or if the asset relates to the Plan Assets for example following an unbundling transaction; 29.2. pledge, cede in security, mortgage or otherwise hypothecate or encumber any assets or any of the rights attached to the Plan Assets; 29.3. except in accordance with the provisions of this Trust Deed, Dispose of or enter into any contract to Dispose of any Plan Assets (whether or not they are listed) or any of the rights attached thereto; or 29.4. enter into any agreement in respect of the votes attached to any of the Plan Assets (which are shares) or any of the other rights attached to the Plan Assets (which are shares). 30. BOOKS OF ACCOUNT AND AUDITORS 30.1. The Trustees shall keep true and correct records and books of account of their administration of the Trust as contemplated in clause 30.5.1. 30.2. Such records and books of account, together with all other papers and documents connected with or relating to the Trust, shall be kept at the office of the Administrator. 30.3. The Trustees shall be entitled to appoint and remove the Auditors subject to the prior written consent of Sasol. 30.4. The Auditors, Sasol and all Employer Company Boards shall have the right of access at all times to the books and records of the Trust.The Auditors and the Employer Company Boards shall each be entitled to demand from the Trustees such information

Page 65 and explanations as the Employer Company Boards may reasonably require and in the case of the Auditors, as may be necessary for the performance of their duties as Auditors. 30.5. The Trustees shall: 30.5.1. ensure that the books of account of the Trust are prepared in accordance with the Company's accounting policy from time to time and International Financial Reporting Standards stipulated from time to time by the International Accounting Standards Board (or its successor body) and that such books of account are audited in accordance with international standards on auditing; and 30.5.2. annually cause financial statements to be prepared and the financial statements so prepared to be audited by the Auditors. 31. DAY-TO-DAY ADMINISTRATION AND COSTS AND EXPENSES OF THE TRUST 31.1. The day-to-day administration of the affairs of the Trust shall, be undertaken on behalf of the Trustees by the Administrator appointed, removed and replaced from time to time by the Trustees. 31.2. All Costs of the Trust shall be borne by the Trust out of Normal Distributions received (including accrued interest from surplus cash invested and any other income) in respect of Unallocated Entitlement Assets which are shares. If there is any shortfall in the costs of administering the Trust, Sasol shall pay same to the Trust by way of a capital contribution. For the avoidance of doubt, any Extraordinary Distributions will be the subject matter of Vested Rights and accordingly will be distributed to Beneficiaries only with the other Entitlement Assets. 31.3. For the avoidance of doubt, it is recorded that the Trust shall not be responsible for any costs (including, without limitation, Specific Taxation and Expenses) in respect of any right exercised by a Beneficiary, or in respect of any Vested Rights or benefit distributed to the Beneficiary under this Trust Deed which will be for the account of the Beneficiary. 31.4. The Trustees shall be obliged initially by not later than 2 months after the Effective Date to produce a budget and in subsequent years, by 1 August of each succeeding year, which budget will be subject to the approval of Sasol.

Page 66 31.5. Additional criteria applicable to B-BBEE ownership schemes and employee ownership schemes which will also be applicable to the Plan include that the Administrator must have a track-record of operating as a B-BBEE ownership scheme and employee ownership scheme, or in the absence of such a track-record demonstrable evidence of full operational capacity to operate as a B-BBEE ownership scheme and employee ownership scheme. For the avoidance of doubt operational capacity must be evidenced by suitably qualified and experienced staff in sufficient number, experienced professional advisors, operating premises and all other necessary requirements for operating a business. 32. INVESTMENT OF CASH Any available cash of the Trust shall be invested with Sasol Financing Proprietary Limited or its successors-in-title as the financier member of the Group, for the benefit of the Trust, provided that the interest rates payable to the Trust in respect of such investment are at least market related rates. 33. MEETINGS OF BENEFICIARIES 33.1. The Trustees shall procure that meetings of the Beneficiaries are held at least once a year, and as and when the Trustees deem fit. At the yearly meetings, the Trustees shall present to the Beneficiaries the annual financial statements of the Trust and, to the extent they deem it necessary and appropriate having regard to their fiduciary duties, shall seek the views of, consult with and where appropriate take directions from Beneficiaries in respect of their interests held by the Trust. 33.2. In respect of all meetings of the Beneficiaries relevant to their respective Entitlement Assets: 33.2.1. such meetings shall be held at such suitable venue as the Trustees may determine and obtain; 33.2.2. the Trustees shall give not less than 21 (twenty one) clear days' written notice to all Beneficiaries, or such shorter notice as may be agreed by all the Beneficiaries in writing; 33.2.3. a minimum number of 10 (ten) Beneficiaries, attending in person or by proxy, shall constitute a quorum;

Page 67 33.2.4. if within 30 (thirty) minutes from the time appointed for a meeting a quorum is not present, the meeting shall stand adjourned to a date 7 (seven) days after the date of the meeting at the same time and place, (or if such place not be available, at such other place as the Trustees may appoint and notify the Beneficiaries in writing). If at such adjournment of any such meeting a quorum is not present within 30 (thirty) minutes from the time appointed for the adjourned meeting, those present at such meeting shall constitute a quorum. The agenda for any adjourned meeting shall be the same agenda as for the meeting which was originally scheduled; 33.2.5. the meetings shall be chaired by the Trustees on a rotational basis annually, with one of the Sasol Appointed Trustees being the first chairperson for the first year from the Effective Date and one of the two Elected Trustees chosen by lot to be the second chairperson, and so on in rotation; 33.2.6. each Beneficiary shall be entitled to appoint, in writing, a proxy to represent him/her; 33.2.7. each Beneficiary shall have 1 (one) vote for each Plan Share in respect of which at the relevant time s/he has Vested Rights; and 33.2.8. the Trustees shall keep minutes of the meetings of Beneficiaries in writing and such minutes and resolutions passed by the Beneficiaries shall be duly signed by the chairperson of the meeting and such minutes shall be available on written request to any Beneficiary at the Trust's domicilium address during normal business hours. 33.3.Nothing contained in this clause 33 shall prevent the Trustees from exercising their discretion as Trustees. 34. ENTITLEMENT OF BENEFICIARIES TO REQUISITION MEETINGS A minimum number of 1o (ten) Beneficiaries, may, by notice in writing to the Trustees, requisition a meeting of the Beneficiaries. Such notice shall specify in detail the matters which the Beneficiaries wish to discuss at the meeting. Subject to the provisions of clause 24.3.6.1, as soon as practicable after receipt of such notice, the Trustees shall, give not less than 21 (twenty one) clear days' written notice to all Beneficiaries of a meeting to be held to discuss the matters specified in such requisition.

Page 68 35. VOTING OF PLAN ASSETS 35.1. Where the Trustees are required to vote on a proposed resolution (including any voluntary winding-up, but excluding the appointment or election of any director to the Board which will be dealt with as contemplated in clauses 35.5 and 35.6) of the shareholders of the Company or Sasol or any other company, the shares of which are included as Entitlement Assets (or any other company in terms of clause 21) (as the case may be) ("Proposed Shareholders' Resolution"), the Trustees shall be obliged within a reasonable period prior to voting, to dispatch a written notice to the Beneficiaries concerned describing the Proposed Shareholders' Resolution and asking each of them to direct the Trustees as to the manner in which those Entitlement Assets which are shares ("Plan Shares") shall be voted by the Trustees, (i.e. in favour of/against/abstention) by a written notice delivered by a date which date may not be later than 5 (five) Business Days prior to the date of the Proposed Shareholders' Resolution stipulated in the notice. 35.2. On receipt of all the written returns, the Trustees shall count the votes in favour of and against the Proposed Shareholders' Resolution, as well as any non-returns and abstentions. 35.3. The Trustees shall thereafter vote on the Proposed Shareholders' Resolution: 35.3.1. the number of votes by Beneficiaries in favour of the Proposed Shareholders' Resolution, by voting the same number of Plan Shares in favour of the Proposed Shareholders' Resolution; 35.3.2. the number of votes by Beneficiaries against the Proposed Shareholders' Resolution, by voting the same number of Plan Shares against the Proposed Shareholders' Resolution; and 35.3.3. the number of non-returns or abstentions and in respect of any Plan Shares not subject to Vested Rights, as they in their discretion exercised jointly in accordance with the provisions of clause 25.5, determine. 35.4. In the case of an offer contemplated in clause 12 or clause 21 which permits the holder of the Plan Shares to make an election as to the proportion of cash and other Consideration Assets, the Trustees shall exercise that election in accordance with each Beneficiary's election notified to the Trustees in writing not less than 2 (two) Business Days before the Trustees are required to make the election.

Page 69 35.5. As soon as possible after the Effective Date, the Trustees shall be obliged to dispatch a written notice to the Khanyisa Tier 2 Participants requesting them to vote the Plan Shares to which they have Vested Rights in favour of 1 (one) of the Trustees contemplated in clause 24.3.1, being eligible for appointment by the Trustees to the Board. The Khanyisa Tier 2 Participants who wish to exercise their voting rights must do so in writing delivered to the Trustees within 14 (fourteen) days after receipt of the written notice from the Trustees. On receipt of all the written returns, the Trustees shall count the votes in favour of each such Trustee, and the Trustee who receives the majority of the votes shall be the one to be appointed by the Trustees to the Board. 35.6. For so long as the Trustee appointed to the Board remains a Trustee, that person shall continue to be the Trust's appointee on the board of directors of the Company, but subject to the provisions of the Memorandum of Incorporation of the Company. If the Trustee who has been appointed by the Trustees to the board of directors of the Company ceases to be a Trustee of the Trust, or is otherwise disqualified from being a director of the Company, the provisions of clause 35.5 and this clause 35.6 shall again be implemented to detennine which of the Trustees contemplated in clause 24.3.1 shall be appointed by the Trustees to the board of directors of the Company in place of that incumbent Trustee. 35.7. The Trustees shall vote any Unallocated Entitlement Assets in the same manner as a majority of the votes exercised by the Beneficiaries in respect of any resolutions or any voting in respect of the selection of the nominee to be appointed to the board of directors of the Company. 36.CORPORATE ACTION AS REGARDS THE TRUST GENERALLY 36.1. Capitalisation Shares award 36.1.1. Should an award of Non-Elective Capitalisation Shares in Sasol or the Company, as the case may be, be made to the Trustees then those Non Elective Capitalisation Shares shall fonn part of the Plan Assets. 36.1.2. In the case of Sasol offering a Distribution with the alternative of Elective Capitalisation Shares or vice versa, the Trustees shall exercise the choice provided that the same choice shall be made as regards all Khanyisa Tier 1 Participants. If the Trustees elect to Shares on behalf of all Khanyisa Capitalisation Shares shall form part receive the Elective Capitalisation Tier 1 Participants such Elective of the Plan Assets and shall be

Page 70 distributed immediately to the Khanyisa Tier 1 Participants. If the Trustees elect to receive cash, such cash shall be distributed to the Khanyisa Tier 1 Participants. 36.1.3. In the case of the Company offering a Distribution with the alternative of Elective Capitalisation Shares or vice versa, the Trustees shall be obliged to elect to receive the Elective Capitalisation Shares. Such Elective Capitalisation Shares shall form part of the Plan Assets but shall not be distributed to the Khanyisa Tier 2 Participants, despite the fact that they were an alternative to a Distribution. 36.2. Other Corporate Actions 36.2.1. As regards any (i) unbundling by Sasol or the Company, as the case may be, of any of its assets, or (ii) a buy back by Sasol and/or the Company made generally to shareholders, those assets or the proceeds, including cash, of the buy back offer, as the case may be, shall not be released to the relevant Beneficiaries, but the relevant Beneficiaries shall, in substitution, acquire Vested Rights therein and the remaining provisions of this Trust Deed shall apply mutatis mutandis to those assets or proceeds. 36.2.2. As regards any other form of Corporate Action which could result in Plan Assets being acquired from the Trustees, the Trustees shall act in accordance with the Sasol Board's requirements so as to ensure that Sasol's B-BBEE credentials shall not be adversely impacted, provided that to the extent that any such direction could relieve Sasol or the Company of any of its obligations in terms of this Trust Deed the Trustees shall not implement that direction. 36.3. Reorganisation of Shares If Shares are reorganised in any way, then the number of Entitlement Assets in respect of which Vested Rights are granted or are intended to be granted to Beneficiaries under this Trust Deed shall be adjusted by the Auditors to reflect such reorganisation in such manner as they, acting as experts and not as arbitrators, shall determine. Their decision shall be final and binding.

Page 71 36.4. Sasol and Subsidiaries entitled to dispose of assets Notwithstanding anything to the contrary contained in this Trust Deed, no provision of this Trust Deed shall prevent Sasol or the Company, as the case may be, from disposing of any of its subsidiaries or relinquishing control thereof, or Sasol, or the Company, as the case may be, or any of it or its subsidiaries from disposing of its business at any time. 37. CONSOLIDATIONS, SUBDIVISIONS AND ADJUSTMENT OF SHARES 37.1. In the event of a sub-division or consolidation of Shares, there will be a consequent adjustment to the number of Shares in respect of which Beneficiaries have Vested Rights, which adjustment will give the Beneficiaries the same Vested Rights proportionately to the Shares as that to which they were previously entitled. 37.2. The Auditors, or other independent advisor acceptable to the JSE, shall confirm to the JSE in writing that any adjustment, which may be necessary to take account of capitalisation issues, special dividends, rights issues or a reduction in capital has been properly calculated on a reasonable and equitable basis. 37.3. The issue of Shares for consideration for an acquisition, and the issue of Shares for cash or a vendor consideration placing will not be regarded as a circumstance that requires any adjustment to the limit in respect of any Beneficiary. 37.4. The Trustees shall notify the Beneficiaries of any adjustments which are made in accordance with this clause 37. Any adjustments made in terms of this clause 37 must be reported in the Trust's annual financial statements in the year during which the relevant adjustment is made. 38. GENERAL PROVISION APPLICABLE TO THE SALE OF ENTITLEMENT ASSETS In order for the Trustees to procure the sale of the Entitlement Assets as contemplated in clauses 10.4 and 20.5, which are shares, for the benefit of any Beneficiary, the procedure to be followed by the Trustees in connection therewith shall be determined by the Board or the Sasol Board, as the case may be, depending on whether it comprises of the Khanyisa Tier 1 Plan or the Khanyisa Tier 2 Plan, which may, inter alia, prescribe: 38.1. which broker shall be instructed to sell the Entitlement Assets; 38.2. the frequency and periods of time allotted for the sale of large tranches of Entitlement Assets; and

Page 72 38.3. if appropriate, the method of averaging, between Beneficiaries, sale prices of Entitlement Assets sold in the event that the Trustees sell Entitlement Assets on behalf of more than 1 (one) Beneficiary during any given period. 39. DISCLOSURE IN ANNUAL FINANCIAL STATEMENTS Each of Sasol and the Company, as the case may be, shall disclose in its annual financial statements, to the extent required by the JSE Listings Requirements, the number of Shares that may be utilised for purposes of the Plan at the beginning of the accounting period, changes in such number during the accounting period and the balance of Shares available for utilisation for purposes of the Plan at the end of the accounting period. 40. MEDIATION If any dispute arises between any of the parties in regard to the carrying into effect of any of the parties' rights and obligations arising from this Trust Deed, such parties agree to negotiate with each other in good faith in an effort to resolve such dispute. If such negotiations fail or do not occur within 3 (three) days after the dispute arises, the dispute shall not become the subject of litigation or arbitration until it has been heard by a mediator unless such action is critical to avoid the prescription of a cause of action or right at law or in order to obtain an interdict, or otherwise to limit any material damage to such party's interests. Such dispute shall be referred to mediation before a mediator within 3 (three) days after the dispute arises if the good faith negotiations have not resulted in the resolution of the dispute. The mediator shall be appointed by the parties or failing agreement by them as to the mediator, shall be nominated by the chairperson (or the equivalent office no matter what it may be titled) for the time being of the Arbitration Foundation of Southern Africa (or its successor body) (AFSA). The mediation shall terminate upon any one of the disputants withdrawing or the mediator informing the disputants that in the mediator's opinion, no useful purpose will be achieved in continuing the mediation. All communications made by the disputants to the mediator or to each other during or in connection with the mediation are made without prejudice to any rights which they may have and form part of bone fide settlement negotiations. The mediator shall not be compelled by any disputant to disclose any fact learnt in the course of the mediation in any subsequent legal proceedings which may take place and the parties waive their right to require the mediator to testify regarding what transpired in the mediation. The mediator shall: 40.1.be entitled to communicate and meet with any disputant either in the presence of the other disputantls or in private;

Page 73 40.2. not disclose any information furnished in confidence by any one disputant to the mediator, to any other disputant without the prior consent of the disputant who furnished the information; 40.3. act impartially and disclose to the disputants any relationship or dealings which the mediator may have had with any of the disputants; 40.4. not make any decision which is binding upon the disputants, the resolution of the dispute depending entirely upon the disputants achieving agreement in respect thereof; 40.5. decide and certify if, in the event that the parties are unable to reach agreement on an issue referred to him/her, whether the specific dispute is, on a reasonable assessment of the nature and scope thereof, sufficiently material to require arbitration thereof. 41. ARBITRATION 41.1. Save in respect of those provisions of this Trust Deed which provide for their own remedies which would be incompatible with arbitration, a dispute which arises in regard to this Trust Deed or out of or pursuant to this Trust Deed (other than where an interdict is sought or urgent relief may be obtained from a court of competent jurisdiction, shall be submitted to and decided by arbitration). 41.2. That arbitration shall be held with only the parties to the arbitration and their representatives present thereat. 41.3. The seat of the arbitration shall be Johannesburg. 41.4. Save as expressly provided in this Trust Deed to the contrary, the arbitration shall be subject to the rules of the Arbitration Foundation of Southern Africa in force at the time the arbitration takes place, unless the parties to the arbitration and the arbitrator agree in writing to any departure therefrom. If any provision of this clause 41 is inconsistent with the rules of the Arbitration Foundation of Southern Africa in force at that time, the provisions of this clause shall prevaiL If there is any dispute in relation to such inconsistency or alleged inconsistency and/or as to which rules prevail, the arbitrator shall determine such dispute (which determination shall be final and binding on the parties to the arbitration) applying such rules and procedures as the arbitrator considers appropriate. 41.5. The arbitrator shall be, if the matter in dispute is principally:

Page 74 41.5.1. a legal matter, an impartial retired judge, or an impartial practising advocate of not less than 15 (fifteen) years' standing, or an impartial admitted attorney of not less than 15 (fifteen) years' standing; 41.5.2. an accounting matter, an impartial practising chartered accountant of not less than 15 (fifteen) years' standing; 41.5.3. any other matter, an impartial person with not less than 15 (fifteen) years' appropriate expertise. 41.6. If the parties to the arbitration fail to agree on an arbitrator within 14 (fourteen) days after the arbitration has been demanded, the arbitrator shall be nominated, at the request of any one of the parties to the arbitration by the chairman (or the equivalent office no matter what it may be titled) of the Bar Council or instead the voluntary association constituted for the benefit of a majority of attorneys in South Africa who shall take the provisions of clauses 41.5.1 to 41.5.3 into account in nominating the arbitrator, whereupon the parties to the arbitration shall forthwith appoint such person as the arbitrator. If that person fails or refuses to make the nomination or if any such office does not exist, any party to the arbitration may approach the High Court of South Africa to make such an appointment. To the extent necessary, the court is expressly empowered to do so. 41.7. If the parties to the arbitration fail to agree whether the dispute is of a legal, accounting or other nature within 14 (fourteen) days after the arbitration has been demanded, it shall be considered a matter referred to in clause 41.5.1. 41.8. Within 14 (fourteen) days after the pleadings have closed, the arbitrator shall determine the period within which the hearing will be concluded, taking into account the particular circumstances of the dispute. Upon making such a determination the arbitrator shall: 41.8.1. provide written notice to the parties to the arbitration in which the arbitrator sets out the period within which the hearing will be concluded, together with a list of all the dates within a 6 (six) month period from the date of such notice on which the arbitrator is available to commence with the hearing; 41.8.2. determine the date on which the hearing will commence, which determination shall be made in accordance with the following procedure: 41.8.2.1. each party to the arbitration shall, within 3 (three) Business Days after delivery of the notice referred to in clause 41.8.1 provide to

Page 75 the arbitrator and to the other parties to the arbitration a list of at least 5 (five) dates on which that party's legal representative is available provided that, each of those dates: 41.8.2.1.1. must fall on a Business Day; 41.8.2.1.2. must fall within a period not exceeding 6 (six) months from the date of delivery of such notice; 41.8.2.1.3. must coincide with the dates on which the arbitrator is available; 41.8.2.1.4. may not be on consecutive days; 41.8.2.1.5. must be proposed in good faith; 41.8.2.2. if: 41.8.2.2.1. any party to the arbitration does not provide a list of at least 5 (five) dates on which representative is available in that party's legal compliance with clause 41.8.1, the arbitrator may select a commencement date on a date on which the arbitrator and the other parties to the arbitration that have complied with clause 41.8.1 are available; 41.8.2.2.2. each party to the arbitration provides a list of at least 5 (five) datesonwhichthat party'slegal representative is available in compliance with clause 41.8.1, but none of those dates coincide with each other, then the arbitrator must call a meeting between the parties to the arbitration within a period not exceeding 14 (fourteen) days for the purposes of selecting a date upon which the arbitrator and the parties to the arbitration and their legal representatives are all available. If the parties to the arbitration are unable to reach agreement, the arbitratorshall,in thearbitrator'sdiscretion, determine the commencement date provided that:

Page 76 41.8.2.2.2.1. the commencement date must fall within a period not exceeding 6 (six) months from the date of delivery of the notice referred to in clause 41.8.1; 41.8.2.2.2.2. if the period that the arbitrator determined for the hearing is has not more than 5 (five) Business Days, the commencement date must be at least 30 (thirty) days after the date on which thearbitrator makes to a the determination as commencement date; 41.8.2.2.2.3. if the period that the arbitrator has determined for the hearing is more than 5 (five) Business Days, the commencement date must be at least 60 (sixty) days after the date on which thearbitrator makes to a the determination as commencement date, and the arbitration may commence on that date regardless of the absence of any party to the arbitration or its legal representative; 41.8.3. if the arbitration hearing is not completed within the period determined by the arbitrator, determine the date for recommencement of the hearing in accordance with clause 41.8.1. 41.9. The determination made by the arbitrator as regards the period within which the hearing will be concluded and/or the commencement date and/or the recommencement date shall be final and, provided that there has been compliance with clause 41.8, no party to the arbitration may raise as good and sufficient cause for the absence of that party at the arbitration proceedings, the unavailability of that party's legal representative. 41.10. The arbitrator shall, subject to the provisions of this clause, have the fullest and freest discretion with regard to the proceedings save that the arbitrator, shall be obliged to

Page 77 give his/her award in writing fully supported by reasons and shall adopt procedures suitable to the circumstances of the particular case, avoiding unnecessary delay or expense, so as to provide a fair means for the resolution of the matters falling to be determined. 41.11. Furthermore the arbitrator: 41.11.1. may by notice to the parties to the arbitration within 14 (fourteen) days after his/her appointment, dispense wholly or in part with formal submissions or pleadings provided that the parties to the arbitration are given the opportunity to make submissions; 41.11.2. shall not be bound by strict rules of evidence; 41.11.3. shall allow any party to the arbitration to call any witnesses he/she determines and shall permit cross examination of witnesses; 41.11.4. may, in addition to any other award he/she may be able to make: 41.11.4.1. require specific performance, with an award of damages or without an award of damages, but may not award cancellation of this Trust Deed; 41.11.4.2. take into account the practicality or otherwise of ordering the continuance of any legal relationship between disputants; 41.11.4.3. award interest with effect from any date, and on any other basis, he/she considers appropriate in the circumstances; 41.11.4.4. shall make such order as to costs as he/she deems just. 41.12. Any party to the arbitration shall be entitled to have the award made an order of court of competent jurisdiction. 41.13. Any dispute shall be deemed to have been referred or subjected to arbitration hereunder when any party gives written notice to the others of the dispute, demands an arbitration and requests agreement on an arbitrator. 41.14. The parties to the arbitration shall keep the evidence in the arbitration proceedings and any order made by any arbitrator confidential.

Page 78 41.15. The arbitrator shall have the power to give default judgment if any party to the arbitration fails to make submissions on due date and/or fails to appear at the arbitration. 41.16. The arbitrator's award shall be final and binding on the parties to the arbitration. There shall be a right of appeal against any award of the arbitrator provided that: 41.16.1. the appeal is noted within 14 (fourteen) days of the arbitrator's award; 41.16.2. the appellant delivers the record to the respondentls within 14 (fourteen) days of the record becoming available to the appellant. The relevant provisions of this arbitration clause shall apply mutatis mutandis in regard to the appeal; 41.16.3. the appeal shall be heard before a panel of 3 (three) arbitrators and the provisions of clauses 41.5 and 41.6 shall apply. 41.17. The parties to the arbitration, together with the arbitrator will agree from time to time on the arbitrator's remuneration and when and how it shall be paid in the interim. The parties to the arbitration shall, pending the final determination of the arbitrator as to which of the parties to the arbitration shall ultimately be liable for the costs of the arbitration, fund the costs (such as costs of any venue, arbitrator's remuneration, recording, transcription and other costs and expenses ancillary to the arbitration) which need to be paid in the interim. If at any time a party to the arbitration does not pay his/her/its portion of the costs when required in the interim, that party will be excluded from participating in the arbitration and the other parties to the arbitration shall be entitled to request a final award from the arbitrator as regards that party.Within 10 (ten) days of the making by the arbitrator of a final determination as to which party to the arbitration shall bear the costs of the arbitration, the party against which such determination has been made shall reimburse to the other parties the costs borne by such parties in the interim together with interest thereon, if the arbitrator so awards in terms of clause 41.11.4. 41.18. If it is alleged that this Trust Deed was induced by a fraudulent misrepresentation or if this Trust Deed is void or voidable on any other ground, then notwithstanding that the remainder of this Trust Deed may be void or voidable the parties agree that the provisions of this clause are severable from the rest of this Trust Deed and shall remain in effect. In such circumstances, any dispute relating to any such fraudulent misrepresentation or relating to whether this Trust Deed is void or voidable shall be submitted to and decided by arbitration in accordance with this clause.

Page 79 42. DOMICILIUM CITANDI ET EXECUTANDI 42.1. The parties choose as their domici/ia citandi et executandi for all purposes under this Trust Deed, whether in respect of court process, notices communications of whatsoever nature, the following address: or other documents or 42.1.1. the Company: Physical: Sasol Place 50 Katherine Street Sandton 2196 Postal: PO Box 5486 Johannesburg 2000 Telefax: 011 788 5091 Email: sasoJHR@sasol.com Marked for the attention of the Company Secretary 42.1.2. the Trustees: Physical: Sasol Place 50 Katherine Street Sandton 2196 Postal: PO Box 5486 Johannesburg 2000 Telefax: 011 788 5091 Email: sasoiHR@sasol.com Marked for the attention of the Company Secretary 42.1.3. Sasol: Physical:Sasol Place 50 Katherine Street Sandton 2196 Postal: PO Box5486 Johannesburg 2000

Page 80 Telefax: 011 788 5091 Email: sasoiHR@sasol.com Marked for the attention of the Company Secretary 42.2. Any notice or communication required or permitted to be given in terms of this Trust Deed shall be valid and effective only if in writing but it shall be competent to give notice by telefax. 42.3. Either the Company or the Trustees may by notice to the other of them change the physical address chosen as its domicifium citandi et executandi to another physical address where postal delivery occurs in South Africa or its telefax number, provided that the change shall become effective on the 5th (fifth) Business Day from the deemed receipt of the notice by the other party. 42.4. Any notice to a party: 42.4.1. delivered by hand to a responsible person during normal business hours at the physical address chosen as its domicifium citandi et executandi shall be deemed to have been received on the day of delivery; 42.4.2. sent by telefax to its chosen telefax number stipulated in clause 42.1 shall be deemed to have been received on the date of dispatch (unless the contrary is proved); 42.4.3. sent by prepaid registered post (by airmail if appropriate) in a correctly addressed envelope to it at an address chosen as its domicifium citandi et executandi to which post is delivered shall be deemed to have been received on the 7th (seventh) business day after posting (unless the contrary is proved); or 42.4.4. sent by email to its chosen email address stipulated in clause 42.1, shall be deemed to have been received on the date of despatch (unless the contrary is proved). 42.5. Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a party shall be an adequate written notice or communication notwithstanding that it was not sent to or delivered at its chosen domicifium citandi et executandi. 43. TERMINATION

Page 81 43.1. This Trust Deed shall not be capable of cancellation, subject to clause 2.3. 43.2. This Trust shall terminate upon the last of: 43.2.1. the Trust ceasing to hold any Plan Assets or other assets; or 43.2.2. the Trustees having discharged, in accordance with the provisions of this Trust Deed, all of their liabilities, and periormed all of their obligations. 44. CHANGES TO THE BEE STANDARDS 44.1. If at any time during the Empowerment Period there is/are change/s to the BEE Standards as a result of which the Trust cannot meet the new BEE Standards ("New BEE Standards") Sasol shall be entitled by written notice to the Trustees and the Beneficiaries to terminate the Khanyisa Tier 1 Plan and the Khanyisa Tier 2 Plan, in which event: 44.1.1. Sasol, or any member of the Sasol Group selected by it, shall acquire from each of the Beneficiaries, his/her Vested Rights, in the case of Vested Rights to: 44.1.1.1. SOL or SOLBE1 Shares, at the 30 (thirty) day VWAP determined on the date on which Sasol gives written notice to the Trustees multiplied by the Period Factor. For the purposes hereof the "Period Factor" shall be if the written notice is given in the first year from the Effective Date, 33.3% (thirty three point three percent), in the second year from the Effective Date, 66.6% (sixty six point six percent) and in the third year, 100% (one hundred percent); 44.1.1.2. SSA Khanyisa Shares, at the fair value thereof multiplied by the Period Factor, which fair value shall be determined by the Expert and the provisions of clauses 18.2.5 and 18.2.8 will apply to any such determination. For the purposes hereof the "Period Factor'' shall be if the written notice is given in the first year from the Effective Date, 10% (ten percent), in the second year from the Effective Date, 20% (twenty percent), in the third year from the Effective Date, 30% (thirty percent), in the fourth year from the Effective Date, 40% (forty percent), in the fifth year from the Effective Date, 50% (fifty percent), in the sixth year from the

Page 82 Effective Date, 60% (sixty percent), in the seventh year from the Effective Date, 70% (seventy percent), in the eighth year from the Effective Date, 80% (eighty percent), in the ninth year from the Effective Date and 90% (ninety percent), in the tenth year from the Effective Date; 44.1.2. after clause 44.1.1 has been implemented, Sasol shall buy back the SOLBE1 and SOL Shares and the Company shall buy back the SSA Khanyisa Shares. 44.2.For the avoidance of doubt, if the buy back in clause 44.1.2 is applicable and more than 5% (five percent) of the SSA Ordinary shares are repurchased by the Company, the provisions of section 48(8)(b) of the Companies Act will not be applicable, as the Trustees have agreed to the buy back occurring, if applicable, in this Trust Deed. 45. AMENDMENTS TO THE DEED The Trustees shall be: 45.1. obliged to amend this Trust Deed if directed to do so by, and in accordance with the written directions of, the Board and the Sasol Board, provided that such amendment shall not relieve Sasol or the Company of its obligations, nor change: 45.1.1. the methodology for identification of Beneficiaries; or 45.1.2. the Vested Rights; or 45.1.3. any of the other matters contemplated in Schedule 14.1 (a) to (h) of the JSE Listings Requirements, without obtaining the requisite approval contemplated in Schedule 14.2 of the JSE Listings Requirements and in addition, as regards any change relating to clause 45.1.2, the approval of 75% (seventy five percent) of the affected class of Beneficiaries concerned present and voting at a meeting; or 45.2. entitled to amend this Trust Deed with the prior written consent of the Board and the Sasol Board, but not without first having obtained the prior approval of the JSE, provided that if any such amendment prejudices: 45.2.1. a majority of the Khanyisa Tier 1 Participants in any material way, then the Trustees shall, in addition, obtain the approval of a majority of the votes of the Khanyisa Tier 1 Participants present at a meeting exercised in

Page 83 accordance with the provisions of clause 33.2.7 at a meeting convened in accordance with the provisions of clause 33; 45.2.2. a majority of the Khanyisa Tier 2 Participants in any material way, then the Trustees shall, in addition, obtain the approval of a majority of the votes of the Khanyisa Tier 2 Participants present at a meeting exercised in accordance with the provisions of clause 33.2.7 at a meeting convened in accordance with the provisions of clause 33. 45.3. subject to JSE notification and approval, entitled to make minor amendments to this Trust Deed to comply with, or take account of, the provisions of any proposed or existing legislation or to obtain or maintain favourable taxation or regulatory treatment of any Employer Company or any present or future Khanyisa Tier 1 Participant Khanyisa Tier 2 Participant. or 5fttJ DIOAf ...LA_,_,f._,_'/l....;:._t_L 2o18. SIGNED at For and on be If of SASOL SOUTH AFRICA LIMITED, same being duly authorised and who warrants his/her authority thereto SftA.ID71JN on this the 18/t...day f_J},-=-.L.. .:....;; IL=----2018. SIGNED at For and on ehalf of SASOL LIMITED, same being duly authorised and who warrants his/her authority thereto

Page 84 SIGNED at _T=1 1_ _' _J_o on this the ay of R fQ r l-_ 2018. Full names Capacity SIGNED at on this the day of 2018. NAEEM ADAM Full names Capacity

Page 84 SIGNED at on this the day of 2018. YVONNE MALEKHOTLA MOTSISI names 2018. NAEEM ADAM Full names Flt:J'\ i(L\SIC-0 Capacity

Page 1

SCHEDULE 1 – REPURCHASE FORMULA

RS = ([N x P1 x (1+R)^T1] – D) / P2

Where:

***RS** = Number of SSA Khanyisa Shares to be repurchased*

***N** = Number of SSA Khanyisa Shares subscribed for by the Trustees*

***P1** = the market value, for the purposes of subscription, per SSA Khanyisa Share determined in accordance with the formula **A/B**, where:*

> ***A** is the market value of the Company for the purposes of this transaction, as determined by KPMG at 30 June 2017 and adjusted by Sasol management for debt and debt-like items expected to be in the Company's books at the Effective Date; and*
>
> ***B** is the number of SSA Ordinary Shares in issue on the Effective Date held by Sasol, Sasol Khanyisa FundCo and the Trustees.*

***R** = Escalation factor of 75% of the nominal annual prime lending rate of Sasol's primary bankers over the relevant 6 month period, compounded monthly. For the avoidance of doubt, each month's escalation will be equivalent to the relevant nominal annual prime lending rate divided by 12*

***T1** = Number of 6 month periods from the Effective Date to the Trigger Date with the last period being a partial 6 month period*

***D** = The sum of all the individual E(FV)s from the Effective Date to the Trigger Date*

***E(FV)** = E, for any period from 1 to n, escalated by R for the number of full 6 monthly periods from date of the specific dividend receipt to the Trigger Date and for the last partial 6 monthly period*

E (1 to n) =

> *the absolute difference in amount between:*
>
> 1) *the amount of each Normal Distribution received by the Trustees on an SSA Khanyisa Share (to which the Dividend Percentage will have been applied); and*
>
> 2) *the same Normal Distribution to the full extent thereof, received by other shareholders of the Company on an SSA Ordinary Share,*
>
> *multiplied by the number of SSA Khanyisa Shares held by the Trustees on that date, to which must be added, if applicable, the amount of any Extraordinary Distribution received by other shareholders of the Company on an SSA Ordinary Share but not received by the Trustees on an SSA Khanyisa Share, multiplied by the number of SSA Khanyisa Shares held by the Trustees on that date*

***n** = Number of dividend periods from the Effective Date to the Trigger Date including the last partial period immediately prior to the Trigger Date*

***P2** = the market value per a SSA Ordinary Share at the Trigger Date as determined by the Expert.*